Exhibit 2.1

NOVAGOLD CORPORATION

NOVAGOLD RESOURCES INC.

AND

PAULSON ADVISERS LLC

ARRANGEMENT AGREEMENT

DATED July 21, 2026

TABLE OF CONTENTS

Page

Article 1 INTERPRETATION		2

1.1	Definitions	2
1.2	Interpretation Not Affected by Headings	12
1.3	Number and Gender	13
1.4	Date for Any Action	13
1.5	Statutory References	13
1.6	Currency	13
1.7	Accounting Matters	13
1.8	Knowledge	13
1.9	Schedules and Exhibits	13

Article 2 THE ARRANGEMENT		14

2.1	Arrangement	14
2.2	Interim Order	15
2.3	NovaGold Meeting	16
2.4	NovaGold Circular	16
2.5	Final Order	16
2.6	Effect of the Arrangement and Effective Date	17
2.7	Treatment of NovaGold Options, NovaGold PSUs and NovaGold DSUs	17
2.8	Treatment of NovaGold Warrants	17
2.9	Payment of Consideration	17
2.10	Withholding Taxes	17

Article 3 REPRESENTATIONS AND WARRANTIES OF novagold		18

3.1	Representations and Warranties	18
3.2	Survival of Representations and Warranties	18

Article 4 REPRESENTATIONS AND WARRANTIES OF new novagold		18

4.1	Representations and Warranties	18
4.2	Survival of Representations and Warranties	18

Article 5 REPRESENTATIONS AND WARRANTIES OF Paulson		19

5.1	Representations and Warranties	19
5.2	Survival of Representations and Warranties	19

Article 6 COVENANTS		19

6.1	Interim Operations; Conduct of Business of NovaGold	19
6.2	NovaGold and New NovaGold Covenants	22
6.3	Paulson Covenants	23
6.4	Certain Tax Matters	23
6.5	NovaGold Insurance and Indemnification	24

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TABLE OF CONTENTS
(continued)

Page

Article 7 CONDITIONS		25

7.1	Mutual Conditions Precedent	25
7.2	NovaGold Conditions Precedent	27
7.3	New NovaGold Conditions Precedent	28
7.4	Paulson Conditions Precedent	30
7.5	Limitation on Reliance on Condition Failures	31
7.6	Satisfaction of Conditions	32

Article 8 TERM, TERMINATION, AMENDMENT AND WAIVER		32

8.1	Term	32
8.2	Termination	32
8.3	Amendment	35
8.4	Waiver	35

Article 9 GENERAL PROVISIONS		36

9.1	Notices	36
9.2	Governing Law; Waiver of Jury Trial	37
9.3	Time of Essence	38
9.4	Entire Agreement, Binding Effect and Assignment	38
9.5	No Liability	38
9.6	Severability	38
9.7	Further Assurances	38
9.8	No Third Party Beneficiaries	39
9.9	Mutual Interest	39
9.10	Counterparts, Execution	39

Schedule A – Representations and Warranties of NovaGold

Schedule B – Representations and Warranties of New NovaGold

Schedule C – Representations and Warranties of Paulson

Schedule D – Plan of Arrangement

Schedule E – Arrangement Resolution

Schedule F – Treatment of Outstanding Equity Awards

Exhibit A – Form of Officer’s Certificate of NovaGold and New NovaGold

Exhibit B – Form of Officer’s and Owners’ Certificate of Paulson

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ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is made as of July 21, 2026, by and among NovaGold Corporation, a Delaware corporation (“New NovaGold”), NOVAGOLD RESOURCES INC., a corporation existing under the Laws of the Province of British Columbia (“NovaGold”), and Paulson Advisers LLC, a Delaware limited liability company, for itself and any affiliate funds managed by it which now or hereafter come to hold New NovaGold Shares (“Paulson”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Master Implementation Agreement.

RECITALS:

A.	New NovaGold proposes to acquire all of the issued and outstanding NovaGold Shares in consideration for the issuance to the NovaGold Shareholders of New NovaGold Shares, in accordance with the Arrangement;

B.	Concurrently with the execution of this Agreement, Paulson and New NovaGold have entered into the Contribution Agreement, pursuant to which, substantially concurrently with (but immediately prior to) the consummation of the Arrangement, Paulson shall cause its Affiliates set forth in Annex A to the Contribution Agreement (collectively, the “Paulson Members”) to contribute all of their interests in either Donlin Gold Holdings LLC, a Delaware limited liability company (“Donlin Holdings”) or Donlin Gold Holdings II LLC, a Delaware limited liability company (“Donlin Holdings II”, together with Donlin Holdings and such interests, the “Paulson Interests”), as applicable, to New NovaGold in exchange for New NovaGold Voting Shares and New NovaGold Non-Voting Shares as set forth opposite such Paulson Member’s name on Annex A of the Contribution Agreement, as applicable (the “Paulson Issued New NovaGold Shares”), the number of which Paulson Issued New NovaGold Shares will be determined based on a ten percent (10%) discount to the equity value of Paulson’s forty percent (40%) ownership interest in Donlin Gold LLC, a Delaware limited liability company (“Donlin”) implied by the equity value of NovaGold based on the ten (10)-day volume-weighted average price of the NovaGold Shares as of July 21, 2026;

C.	NovaGold and New NovaGold intend to carry out the transactions contemplated in this Agreement by way of a plan of arrangement under the provisions of the BCBCA;

D.	The NovaGold Board has received the Citi Fairness Opinion and, after receiving financial and legal advice, has determined that (i) the Consideration Shares to be received in the Arrangement by the NovaGold Shareholders under this Agreement, taking into account the transactions contemplated by the Transaction Agreements, are fair, from a financial point of view, to the NovaGold Shareholders, other than Paulson, and (ii) the Arrangement is in the best interests of NovaGold, and, accordingly, the NovaGold Board has resolved to recommend that the NovaGold Shareholders vote in favour of the Arrangement, all subject to the terms and the conditions contained in this Agreement;

E.	For U.S. federal income Tax purposes, it is intended that the Arrangement and the Contribution Transaction, taken together, shall qualify as an exchange within the meaning of Section 351 of the Code;

F.	New NovaGold has entered into the NovaGold Voting Agreements with the NovaGold Locked-up Shareholders, pursuant to which, among other things, such NovaGold Locked-up Shareholders have agreed, subject to the terms and conditions thereof, to vote the NovaGold Shares held by them in favour of the transactions contemplated by the Transaction Agreements, including the Arrangement Resolution; and

G.	Concurrently with the execution of this Agreement, NovaGold, New NovaGold, the NovaGold Member, Paulson, and Donlin Holdings have entered into the Master Implementation Agreement, setting forth the rights and obligations of all parties thereto under the various Transaction Agreements.

THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, through one or more Persons Controls, or is Controlled by, or is under common Control with, such specified Person;

“Agreement” means this Arrangement Agreement, including all schedules annexed hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

“Arrangement” means the arrangement of NovaGold pursuant to Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto or the Plan of Arrangement or made at the direction of the Court in the Final Order (provided that any such amendment or variation is acceptable to NovaGold and New NovaGold, each acting reasonably);

“Arrangement Resolution” means the special resolution of the NovaGold Shareholders approving the Plan of Arrangement which is to be considered at the NovaGold Meeting and shall be in the form and content of Schedule E hereto (subject to Closing Administrative Changes);

“Authorization” means any authorization, order, permit, approval, certification, grant, registration, license, consent, waiver, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, bylaw, rule or regulation, whether or not having the force of Law, and includes any Environmental Permit;

“Barrick Note” means the Second Amended and Restated Secured Promissory Note, dated as of June 3, 2025, by and between NovaGold and BARRICK GOLD U.S. INC. (formerly Placer Dome U.S. Inc.), a California corporation;

“BCBCA” means the Business Corporations Act (British Columbia);

“business day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia or New York, New York;

“Citi” means Citigroup Global Markets Inc.;

“Citi Fairness Opinion” means the opinion of Citi, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth therein, the Consideration Shares to be received in the Arrangement by the NovaGold Shareholders under this Agreement, taking into account the transactions contemplated by the Transaction Agreements, are fair, from a financial point of view, to the NovaGold Shareholders, other than Paulson;

“Closing Administrative Changes” means administrative revisions required or reasonably necessary to update dates, names, numbers, amounts and similar items needed for finalization;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Consideration Shares” means the consideration to be received by the NovaGold Shareholders pursuant to the Plan of Arrangement as consideration for their NovaGold Shares, consisting of one (1) New NovaGold Voting Share for each NovaGold Share;

“Contract” means any contract, agreement, license, franchise, lease, sublease, easement, right of way, arrangement, commitment, understanding, undertaking, joint venture, partnership or other right or obligation (written or oral) to which New NovaGold, NovaGold, Paulson or any of their respective Subsidiaries is a party (or is the named beneficiary thereof) or by which it or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject;

“Contribution Agreement” means that certain Contribution Agreement, effective as of the Contribution Closing Date by and between Paulson and New NovaGold;

“Contribution Closing Date” has the meaning ascribed to such term in the Contribution Agreement;

“Contribution Closing” has the meaning ascribed to such term in the Contribution Agreement;

“Contribution Transaction” means the transactions contemplated by the Contribution Agreement;

“Control” “Controlled by” and “under common Control with” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, and, with respect to Paulson, includes any investment vehicle, the manager, investment advisor or general partner of which is Paulson or an entity Controlled by Paulson;

“Court” means the Supreme Court of British Columbia;

“Depositary” means Computershare Investor Services Inc., in its capacity as depositary for the Arrangement;

“Dissent Rights” means the rights of dissent in respect of the Arrangement described in the Plan of Arrangement;

“Donlin” has the meaning ascribed to such term in the recitals;

“Donlin Contribution Agreements” means the contribution agreements, in substantially the form attached to the Contribution Agreement as Annex B, by and between each Paulson Member, on the one hand, and New NovaGold, on the other hand, pursuant to which each Paulson Member shall contribute to New NovaGold its respective interests in Donlin Holdings or Donlin Holdings II, as applicable, effective as of the Contribution Closing and to be entered into in accordance with Section 7.2 of the Contribution Agreement;

“Donlin Holdings” has the meaning ascribed to such term in the recitals;

“Donlin Holdings II” has the meaning ascribed to such term in the recitals;

“Donlin JV LLCA” means that certain Limited Liability Company Agreement of Donlin Gold LLC, effective as of June 3, 2025;

“Effective Date” means the date upon which the Arrangement becomes effective, as provided in the Plan of Arrangement;

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;

“Electrum” means Electrum Strategic Resources L.P. and any affiliate funds managed by it;

“Environmental Permits” means all Permits or program participation requirements with or from any Governmental Entity under any environmental Laws;

“Final Order” means the final order of the Court pursuant to subsection 291(4) of the BCBCA, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court at any time prior to the Effective Date (provided that any such amendment is acceptable to both NovaGold and New NovaGold, each acting reasonably) or, if appealed, then, as affirmed or as amended on appeal (provided that any such amendment is acceptable to both NovaGold and New NovaGold, each acting reasonably), unless such appeal is withdrawn, abandoned or denied;

“Fraud” means, with respect to a Party, an intentional and knowing misrepresentation in respect of the making of any representation or warranty, with respect to NovaGold, those set forth in Schedule A, with respect to New NovaGold, those set forth in Schedule B and with respect to Paulson, those set forth in Schedule C, with intent to deceive another Party or to induce that Party to enter into this Agreement and requires (a) a false representation, (b) knowledge that such representation is false, (c) an intention to induce the Party to whom such representation is made to act or refrain from acting in reliance upon it, and (d) such Party suffering losses because of such reliance; provided that, for purposes of this definition, “Fraud” shall not include any claim based on negligence, recklessness, constructive or equitable fraud;

“GAAP” means U.S. generally accepted accounting principles;

“Governmental Entity” means: (a) any international, multinational, national, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or entity, domestic or foreign; (b) any stock exchange, including the TSX, the NYSE or the NYSE American, or other applicable stock exchange; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“including” means including, without limitation, and “include” and “includes” have a corresponding meaning;

“Interim Order” means the interim order of the Court contemplated by Section 2.2 of this Agreement and made pursuant to subsection 291(2) of the BCBCA with respect to the Arrangement, providing for, among other things, the calling and holding of the NovaGold Meeting, as the same may be affirmed, amended, modified, supplemented or varied by the Court;

“Investor Rights Agreement” means that certain Investor Rights Agreement, effective as of the Effective Date by and between Paulson and New NovaGold;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, directives, principles of law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any Permit of or from any Governmental Entity or self-regulatory authority (including the TSX, the NYSE and the NYSE American or another applicable stock exchange), and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its Subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its Subsidiaries or its or their business, undertaking, property or securities;

“Legal Proceeding” means any claim, action, suit, litigation, arbitration, proceeding or governmental or administrative investigation, inquiry or action by or before any Governmental Entity;

“Liens” means any and all hypothecs (or hypothecations), mortgages, deeds of trust, statutory or deemed trusts, pledges, leases, subleases, licenses, assignments, liens (statutory or otherwise), restrictions (including restrictions on transferability), charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“Master Implementation Agreement” means that certain Master Implementation Agreement, effective as of the date hereof by and among New NovaGold, NovaGold, NovaGold Member, Paulson and Donlin Holdings;

“material fact” and “material change” have the meanings ascribed thereto in the Securities Act;

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

“misrepresentation” has the meaning ascribed thereto in the Securities Act;

“New NovaGold” has the meaning ascribed to such term in the preamble;

“New NovaGold Audit Committee Charter” means the Charter of the NovaGold Corporation Audit Committee to be effective as of the Effective Time;

“New NovaGold Bylaws” means the Amended and Restated Bylaws of NovaGold Corporation to be effective as of immediately prior to the Contribution Closing;

“New NovaGold Charter” means the Amended and Restated Certificate of Incorporation of NovaGold Corporation to be effective as of immediately prior to the Contribution Closing;

“New NovaGold Compensation Committee Charter” means the Charter of the NovaGold Corporation Compensation Committee to be effective as of the Effective Time;

“New NovaGold Material Adverse Effect” means any one or more changes, effects, events, circumstances, occurrences or states of fact, either individually or in the aggregate, that has been, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or financial condition of New NovaGold and its Subsidiaries taken as a whole, other than changes, effects, events, circumstances, occurrences or states of fact resulting from: (a) any changes after the date hereof affecting the global gold mining industry generally; (b) any change after the date hereof in the market price of gold; (c) general economic, financial, credit, debt, securities, derivatives, currency exchange, securities or commodity market conditions in Canada or the United States; (d) any failure by New NovaGold to meet any internal or external forecasts, projections or earnings guidance or expectations announced by New NovaGold (it being agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of New NovaGold Material Adverse Effect may be taken into account in determining whether a New NovaGold Material Adverse Effect has occurred); (e) any change or development, after the date hereof, in political, geopolitical, social or regulatory conditions (including any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar action); (f) any hurricane, flood, volcanic activity, tornado, earthquake, wildfire, mudslide or other natural disaster, weather conditions, nuclear incidents, power outages or electrical blackouts, man-made disaster or any worsening thereof; (g) any epidemic, pandemic, public health event, quarantine or disease outbreak or any worsening thereof (including any Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Entity in response to the foregoing); (h) the commencement or continuation of war (whether or not declared), armed hostilities, including the escalation or worsening thereof, or acts of crime or terrorism, civil unrest, protests, strikes, lockouts, public demonstration, insurrection, cyberterrorism, ransomware or malware, military activity, sabotage or cybercrime, national or international calamity or any other similar event; (i) any changes after the date hereof in GAAP or in the interpretation of GAAP; (j) any change in Law after the date hereof; (k) the execution, announcement, pendency or performance of this Agreement (provided that this clause shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby); or (l) any action taken (or omitted to be taken) pursuant to the express terms of this Agreement or that is consented to by Paulson in writing; provided, however, that with respect to clauses (a), (b), (c), (e), (f), (g), (h), (i) and (j), such changes do not relate primarily to New NovaGold and its Subsidiaries, taken as a whole, or do not have a disproportionate effect on New NovaGold and its Subsidiaries, taken as a whole, compared to other companies of similar size operating in the gold mining industry; and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “New NovaGold Material Adverse Effect” has occurred;

“New NovaGold Nominating and Governance Committee Charter” means the Charter of the NovaGold Corporation Nominating and Governance Committee to be effective as of the Effective Time;

“New NovaGold Non-Voting Shares” means the shares of non-voting common stock, $0.001 par value of New NovaGold;

“New NovaGold Preferred Shares” means the shares of preferred stock, $0.001 par value of New NovaGold;

“New NovaGold Shares” means the shares of (i) New NovaGold Voting Shares and (ii) New NovaGold Non-Voting Shares;

“New NovaGold Voting Shares” means the shares of voting common stock, $0.001 par value of New NovaGold;

“NovaGold” has the meaning ascribed to such term in the preamble;

“NovaGold Board” means the board of directors of NovaGold as the same is constituted from time to time;

“NovaGold Circular” means the notice of the NovaGold Meeting and accompanying management information circular and proxy statement on Schedule 14A, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the NovaGold Shareholders in connection with the NovaGold Meeting, as amended, supplemented or otherwise modified from time to time;

“NovaGold CN ESPP” means the NovaGold Employee Share Purchase Plan;

“NovaGold Disclosure Schedule” has the meaning set forth in Section 3.1;

“NovaGold DSU Plan” means the deferred share unit plan of NovaGold dated effective December 1, 2009, as amended;

“NovaGold DSUs” means the outstanding deferred share units issued pursuant to the NovaGold DSU Plan;

“NovaGold Locked-up Shareholders” means collectively, (i) the directors and senior officers of NovaGold; (ii) Electrum; and (iii) Paulson;

“NovaGold Material Adverse Effect” means any one or more changes, effects, events, circumstances, occurrences or states of fact, either individually or in the aggregate, that has been, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or financial condition of NovaGold and the NovaGold Subsidiaries taken as a whole, other than changes, effects, events, circumstances, occurrences or states of fact resulting from: (a) a change in the market price of the NovaGold Shares following and reasonably attributable to the public announcement of the execution of this Agreement and the transactions contemplated hereby; (b) any changes after the date hereof affecting the global gold mining industry generally; (c) any change after the date hereof in the market price of gold; (d) general economic, financial, credit, debt, securities, derivatives, currency exchange, securities or commodity market conditions in Canada or the United States; (e) any failure by NovaGold to meet any internal or external forecasts, projections or earnings guidance or expectations announced by NovaGold (it being agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of NovaGold Material Adverse Effect may be taken into account in determining whether a NovaGold Material Adverse Effect has occurred); (f) any change or development, after the date hereof, in political, geopolitical, social or regulatory conditions (including any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar action); (g) any hurricane, flood, volcanic activity, tornado, earthquake, wildfire, mudslide or other natural disaster, weather conditions, nuclear incidents, power outages or electrical blackouts, man-made disaster or any worsening thereof; (h) any epidemic, pandemic, public health event, quarantine or disease outbreak or any worsening thereof (including any Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Entity in response to the foregoing); (i) the commencement or continuation of war (whether or not declared), armed hostilities, including the escalation or worsening thereof, or acts of crime or terrorism, civil unrest, protests, strikes, lockouts, public demonstration, insurrection, cyberterrorism, ransomware or malware, military activity, sabotage or cybercrime, national or international calamity or any other similar event; (j) any changes after the date hereof in GAAP or in the interpretation of GAAP; (k) any change in Law after the date hereof; (l) the execution, announcement, pendency or performance of this Agreement (provided that this clause shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby); or (m) any action taken (or omitted to be taken) pursuant to the express terms of this Agreement or that is consented to by Paulson in writing; provided, however, that with respect to clauses (b), (c), (d), (f), (g), (h), (i), (j) and (k), such changes do not relate primarily to NovaGold and the NovaGold Subsidiaries, taken as a whole, or do not have a disproportionate effect on NovaGold and the NovaGold Subsidiaries, taken as a whole, compared to other companies of similar size operating in the gold mining industry; and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “NovaGold Material Adverse Effect” has occurred;

“NovaGold Meeting” means the special meeting of NovaGold Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider and, if thought advisable, approving the Arrangement Resolution and related matters;

“NovaGold Member” means NOVAGOLD RESOURCES ALASKA, INC., an Alaska corporation;

“NovaGold Option Plan” means the stock option plan of NovaGold dated effective May 11, 2004, as amended;

“NovaGold Options” means the outstanding options to purchase NovaGold Shares granted under the NovaGold Option Plan;

“NovaGold PSU Plan” means the performance share unit plan of NovaGold dated effective May 26, 2009, as amended;

“NovaGold PSUs” means the outstanding performance share units issued pursuant to the NovaGold PSU Plan;

“NovaGold Shareholder Approval” has the meaning ascribed thereto in Section 2.2(c);

“NovaGold Shareholders” means the holders of NovaGold Shares;

“NovaGold Shares” means the common shares in the authorized share capital of NovaGold;

“NovaGold Subsidiaries” means, collectively, NOVAGOLD US Holdings Inc., NOVAGOLD Resources Alaska Inc., the NOVAGOLD USA, Inc., and AGC Resources Inc., or any one of them;

“NovaGold Voting Agreements” means the voting agreements (including all amendments thereto) between New NovaGold and the NovaGold Locked-up Shareholders setting forth the terms and conditions upon which they have agreed, among other things, to vote their NovaGold Shares in favour of the transactions contemplated by the Transaction Agreements, including the Arrangement Resolution;

“NovaGold Warrants” means the outstanding warrants to purchase NovaGold Shares;

“NYSE” means the New York Stock Exchange LLC;

“NYSE American” means the NYSE American LLC;

“Outside Date” means March 31, 2027, or such later date as may be agreed to in writing by the Parties;

“Parties” means NovaGold, New NovaGold and Paulson, and “Party” means any of them;

“Paulson” has the meaning ascribed to such term in the preamble;

“Paulson Interests” has the meaning ascribed to such term in the recitals;

“Paulson Issued New NovaGold Shares” has the meaning ascribed to such term in the recitals;

“Paulson Material Adverse Effect” means any one or more changes, effects, events, circumstances, occurrences or states of fact, either individually or in the aggregate, that has been, or would reasonably be expected to be, material and adverse to the assets, liabilities (including any contingent liabilities that may arise through outstanding, pending or threatened litigation or otherwise), business, operations, results of operations, capital, property, obligations (whether absolute, accrued, conditional or otherwise) or financial condition of Paulson and its Affiliates, taken as a whole, or any Paulson Member, Donlin Holdings or Donlin Holdings II, as applicable, other than changes, effects, events, circumstances, occurrences or states of fact resulting from: (a) any changes after the date hereof affecting the global gold mining industry generally; (b) any change after the date hereof in the market price of gold; (c) general economic, financial, credit, debt, securities, derivatives, currency exchange, securities or commodity market conditions in Canada or the United States; (d) any change or development, after the date hereof, in political, geopolitical, social or regulatory conditions (including any anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar action); (e) any hurricane, flood, volcanic activity, tornado, earthquake, wildfire, mudslide or other natural disaster, weather conditions, nuclear incidents, power outages or electrical blackouts, man-made disaster or any worsening thereof; (f) any epidemic, pandemic, public health event, quarantine or disease outbreak or any worsening thereof (including any Law or sanction, mandate, directive, pronouncement, guideline or recommendation issued by a Governmental Entity in response to the foregoing); (g) the commencement or continuation of war (whether or not declared), armed hostilities, including the escalation or worsening thereof, or acts of crime or terrorism, civil unrest, protests, strikes, lockouts, public demonstration, insurrection, cyberterrorism, ransomware or malware, military activity, sabotage or cybercrime, national or international calamity or any other similar event; (h) any changes after the date hereof in GAAP or in the interpretation of GAAP; (i) any change in Law after the date hereof; (j) the execution, announcement, pendency or performance of this Agreement (provided that this clause shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby); or (k) any action taken (or omitted to be taken) pursuant to the express terms of this Agreement or that is consented to by NovaGold in writing; provided, however, that with respect to clauses (a)-(i), such changes do not relate primarily to Paulson and its Affiliates, taken as a whole, or any Paulson Member, Donlin Holdings or Donlin Holdings II, as applicable, or do not have a disproportionate effect on Paulson and its Affiliates, taken as a whole, or any Paulson Member, Donlin Holdings or Donlin Holdings II, as applicable, compared to other entities of similar size operating and investing in similar industries; and references in this Agreement to dollar amounts are not intended to be and shall not be deemed to be illustrative or interpretative for purposes of determining whether a “Paulson Material Adverse Effect” has occurred;

“Paulson Members” has the meaning ascribed to such term in the recitals;

“Permit” means any license, permit, certificate, consent, waiver, order, grant, approval, agreement, classification, restriction, registration or other Authorization of, from or required by any Governmental Entity or Indigenous Group;

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

“Plan of Arrangement” means the plan of arrangement of NovaGold, substantially in the form of Schedule D hereto, and any amendments or variations thereto made in accordance with the Plan of Arrangement or upon the direction of the Court in the Final Order;

“Securities Act” means the Securities Act (British Columbia) and the rules, regulations, forms and published instruments, policies, bulletins and notices made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Securities Laws” means the Securities Act, the U.S. Exchange Act and the U.S. Securities Act, together with all other applicable state, federal and provincial securities Laws, rules and regulations and published policies thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Subsidiary” has the meaning ascribed thereto in the National Instrument 45-106 – Prospectus and Registration Exemptions;

“Tax Opinion” means a written opinion of Kleinberg, Kaplan, Wolff, and Cohen P.C., in form and substance reasonably acceptable to Paulson, dated as of the Contribution Closing Date, to the effect that, on the basis of the facts, representations, and assumptions set forth or referred to in such opinion, the Contribution Transaction and the Arrangement, taken together, should qualify as an exchange within the meaning of Section 351 of the Code;

“Tax Returns” includes all returns, reports, declarations, designations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required by a Governmental Entity to be made, prepared or filed by Law in respect of Taxes;

“Taxes” means (a) any and all taxes, imposts, levies, withholdings, duties, fees, premiums, assessments and other charges of any kind, however denominated and instalments or advance payments in respect thereof, including any interest, penalties, fines or other additions that have been, are or will become payable in respect thereof, imposed by any Governmental Entity, including for greater certainty all income, gains or profits taxes (including Canadian federal, provincial and territorial income taxes and U.S. federal, state and local income taxes), payroll and employee withholding taxes, employment or payroll taxes, employer health taxes, employment insurance, disability taxes, social insurance taxes, social security contributions, sales and use taxes, consumption taxes, customs taxes, ad valorem taxes, excise taxes, goods and services taxes, harmonized sales taxes, franchise taxes, gross receipts taxes, capital taxes, business license taxes, alternative minimum taxes, estimated taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, severance taxes, workers’ compensation, tariffs, countervail and anti-dumping duties, Canada and other government pension plan premiums or contributions and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, together with any interest, penalties or other additions to tax that may become payable in respect of such taxes, and any interest in respect of such interest, penalties and additions, whether disputed or not; and (b) any liability for the payment of any amount described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes by Contract or otherwise and “Tax” has a corresponding meaning;

“Transaction Agreements” means, collectively, this Agreement, the Master Implementation Agreement, the Waiver Agreement, the Contribution Agreement, the Donlin Contribution Agreements, the NovaGold Voting Agreements and the Investor Rights Agreement;

“TSX” means the Toronto Stock Exchange;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

“U.S. GAAP” means United States Generally Accepted Accounting Principles issued by the Financial Accounting Standards Board, namely, the standards, interpretations and the framework for the preparation and presentation of financial statements (in the absence of a standard or interpretation), that are applicable to the circumstances as of the date of determination, consistently applied;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, together with the rules, regulations, schedules and forms thereunder;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and

“Waiver Agreement” means that certain waiver agreement by and among the NovaGold Member, Donlin Holdings, Donlin Holdings II and the Paulson Members effective as of the Contribution Closing and to be entered into in accordance with Section 7.1 of the Contribution Agreement.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.3	Number and Gender

In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.4	Date for Any Action

If the date on which any action is required to be taken hereunder by a Party is not a business day, such action shall be required to be taken on the next succeeding day which is a business day.

1.5	Statutory References

Any reference in this Agreement to a statute includes all rules and regulations made thereunder, all amendments to such statute or regulation in force from time to time and any statute, rule or regulation that supplements or supersedes such statute, rule or regulation.

1.6	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of the United States and “US$” refers to US dollars and “C$” refers to Canadian dollars.

1.7	Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under U.S. GAAP and all determinations of an accounting nature required to be made shall be made in a manner consistent with U.S. GAAP consistently applied.

1.8	Knowledge

(a)	In this Agreement, references to “the knowledge of NovaGold” means the actual knowledge of Gregory A. Lang, Richard Williams and Peter Adamek after making due enquiries regarding the relevant matter.

(b)	In this Agreement, references to “the knowledge of New NovaGold” means the actual knowledge of Gregory A. Lang, after making due enquiries regarding the relevant matter.

1.9	Schedules and Exhibits

The following Schedules and Exhibits are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A – Representations and Warranties of NovaGold

Schedule B – Representations and Warranties of New NovaGold

Schedule C – Representations and Warranties of Paulson

Schedule D – Plan of Arrangement

Schedule E – Arrangement Resolution

Schedule F – Treatment of Outstanding Equity Awards

Exhibit A – Form of Officer’s Certificate of NovaGold and New NovaGold

Exhibit B – Form of Officer’s and Owners’ Certificate of Paulson

Article 2
THE ARRANGEMENT

2.1	Arrangement

NovaGold and New NovaGold agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement and applicable Securities Laws.

NovaGold and New NovaGold agree that the Arrangement will be carried out with the intention that all Consideration Shares to be issued to the NovaGold Shareholders in exchange for their NovaGold Shares pursuant to the Plan of Arrangement will be issued in reliance on the Section 3(a)(10) Exemption. In order to ensure the availability of the Section 3(a)(10) Exemption, NovaGold and New NovaGold agree that the Arrangement will be carried out in accordance with the SEC’s Staff Legal Bulletin (SLB) No. 3A (June 18, 2008), including, but not limited to, on the following basis:

(a)	the fairness of the Arrangement will be subject to the approval of the Court;

(b)	the Court will be advised as to the intention of NovaGold and New NovaGold to rely on the Section 3(a)(10) Exemption prior to the hearing required to approve the fairness of the terms and conditions of the Arrangement;

(c)	the Court will be required to satisfy itself as to the fairness of the Arrangement to the NovaGold Shareholders;

(d)	NovaGold and New NovaGold will ensure that each NovaGold Shareholder will be given notice in accordance with the Interim Order advising them of their right to attend the hearing of the Court to approve the fairness of the Arrangement and providing them with the information contemplated in the Interim Order for them to exercise that right;

(e)	the NovaGold Circular will advise the NovaGold Shareholders that the Consideration Shares issued pursuant to the Arrangement have not been registered under the U.S. Securities Act and will be issued by New NovaGold in reliance on the Section 3(a)(10) Exemption;

(f)	the Interim Order will specify that each NovaGold Shareholder will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as they enter an appearance in accordance with the procedures set out in the Interim Order;

(g)	the Court will hold a hearing before approving the fairness of the Arrangement; and

(h)	the Final Order will expressly state that the Court was advised that New NovaGold intends to rely upon the Final Order as a basis of a claim to a Section 3(a)(10) Exemption with respect to the Consideration Shares to be issued pursuant to the terms of the Plan of Arrangement and that the Arrangement is approved by the Court.

2.2	Interim Order

As soon as reasonably practicable following the execution of this Agreement, and in any event in sufficient time to hold the NovaGold Meeting in accordance with Section 2.3, NovaGold shall apply to the Court, prepare, file and diligently pursue an application for the Interim Order, which application will seek, among other things:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the NovaGold Meeting and for the manner in which such notice is to be provided;

(b)	for confirmation of the record date for the NovaGold Meeting referred to in Section 2.3;

(c)	that the requisite approval for the Arrangement Resolution shall be the affirmative vote of at least: (i) 66 2/3% of the votes cast on the Arrangement Resolution by the NovaGold Shareholders present in Person or represented by proxy at the NovaGold Meeting and voting as a single class; and (ii) if applicable, a simple majority of the votes cast on the Arrangement Resolution by the NovaGold Shareholders, excluding for the purposes of (ii) the votes for the NovaGold Shares held or controlled by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101 (the “NovaGold Shareholder Approval”);

(d)	that, in all other respects, the terms, conditions and restrictions of the NovaGold constating documents, including quorum requirements and all other matters, shall apply in respect of the NovaGold Meeting;

(e)	for the grant of Dissent Rights to the NovaGold Shareholders who are registered holders of the NovaGold Shares as of the record date of the NovaGold Meeting;

(f)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(g)	that the NovaGold Meeting may be adjourned or postponed from time to time by the NovaGold Board subject to the terms of this Agreement without the need for additional approval of the Court and without the necessity of first convening the NovaGold Meeting or first obtaining any vote of the NovaGold Shareholders respecting the adjournment or postponement, and notice of any such adjournment(s) or postponement(s) shall be given by such method as the NovaGold Board may determine is appropriate in the circumstance;

(h)	that the deadline for the submission of proxies by the NovaGold Shareholders for the NovaGold Meeting shall be 48 hours (excluding Saturdays, Sundays and statutory holidays in Vancouver, British Columbia) prior to the NovaGold Meeting, subject to waiver by NovaGold in accordance with the terms of this Agreement;

(i)	that the record date for NovaGold Shareholders entitled to notice of and to vote at the NovaGold Meeting will not change in respect of any adjournment(s) of the NovaGold Meeting, unless required by Law; and

(j)	that it is New NovaGold’s intention to rely upon the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act and exemptions from applicable U.S. state securities laws with respect to the issuance of the Consideration Shares to be issued pursuant to the Arrangement, based on the Court’s approval of the Arrangement.

2.3	NovaGold Meeting

Subject to the receipt of the Interim Order and the terms of this Agreement, NovaGold agrees to convene and conduct the NovaGold Meeting in accordance with the Interim Order, NovaGold’s notice of articles, articles of incorporation and applicable Law as soon as reasonably practicable. NovaGold agrees that it shall fix and publish a record date for the purposes of determining the NovaGold Shareholders entitled to receive notice of and vote at the NovaGold Meeting in accordance with the Interim Order.

2.4	NovaGold Circular

(a)	As promptly as reasonably practicable following execution of this Agreement, NovaGold shall (i) prepare the NovaGold Circular together with any other documents required by applicable Laws; (ii) after obtaining the Interim Order file or furnish, as applicable, the NovaGold Circular in all jurisdictions where the same is required to be filed or furnished; and (iii) mail the NovaGold Circular as required in accordance with all applicable Laws and by the Interim Order.

(b)	On the date of mailing thereof, the NovaGold Circular shall comply in all material respects with all applicable Laws and the Interim Order and shall contain sufficient detail to permit the NovaGold Shareholders to form a reasoned judgement concerning the matters to be placed before them at the NovaGold Meeting.

2.5	Final Order

If (a) the Interim Order is obtained; and (b) the Arrangement Resolution is passed at the NovaGold Meeting by the NovaGold Shareholders as provided for in the Interim Order and as required by applicable Law, subject to the terms of this Agreement, NovaGold shall diligently pursue and take all steps necessary or desirable to have the hearing before the Court of the application for the Final Order held as soon as reasonably practicable.

2.6	Effect of the Arrangement and Effective Date

The Arrangement shall become effective at the Effective Time on the Effective Date. The Parties shall use their reasonable best efforts to cause the Effective Date to occur as soon as reasonably practicable, but in any event no later than three (3) business days following the date on which all conditions set forth in Article 7 have been satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Effective Time, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of those conditions as of the Effective Time) unless another time or date is agreed to in writing by the Parties, and, in any event not later than the Outside Date. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the BCBCA.

2.7	Treatment of NovaGold Options, NovaGold PSUs and NovaGold DSUs

NovaGold and New NovaGold acknowledge and agree that NovaGold Options, NovaGold PSUs and NovaGold DSUs shall be treated in accordance with the NovaGold Option Plan, the NovaGold PSU Plan and the NovaGold DSU Plan, respectively, as supplemented by Schedule F hereto.

2.8	Treatment of NovaGold Warrants

NovaGold and New NovaGold acknowledge and agree that the NovaGold Warrants shall be subject to the contractual adjustment provisions contained therein.

2.9	Payment of Consideration

New NovaGold will, following receipt by NovaGold of the Final Order and no later than one (1) business day prior to the Effective Time, deposit (or cause to be deposited) in escrow with the Depositary a sufficient number of New NovaGold Voting Shares to satisfy the Consideration Shares payable to the NovaGold Shareholders under the Plan of Arrangement.

2.10	Withholding Taxes

NovaGold, New NovaGold and the Depositary and any other applicable withholding agent shall be entitled to deduct or withhold, or direct any other Person to deduct or withhold on their behalf, from any consideration or amount otherwise payable to any Person under this Agreement or the Plan of Arrangement (including, without limitation, any payments to any NovaGold Shareholder on their exercise of Dissent Rights), such amounts as the applicable withholding agent may reasonably determine is required to be deducted or withheld with respect to such amount otherwise payable or deliverable under any provision of Laws in respect of Taxes. To the extent that amounts are so deducted or withheld and timely remitted to the appropriate Governmental Entity in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes as having been paid to the Person in respect of which such deduction or withholding was made. The applicable withholding agent is hereby authorized to sell or otherwise dispose of such portion of any Consideration Shares or other security deliverable to such Person under this Agreement, on such Person’s behalf, as is necessary to provide sufficient funds to such withholding agent to enable it to comply with such deduction or withholding requirement. Any sale will be made at prevailing market prices and none of NovaGold, New NovaGold, the Depositary, or any other applicable withholding agent shall be under any obligation to obtain or indemnify, or have any liability to, any Person in respect of a particular price for the Consideration Shares or other security deliverable to such Person under this Agreement, so sold.

Article 3
REPRESENTATIONS AND WARRANTIES OF novagold

3.1	Representations and Warranties

Except as disclosed in (a) the NovaGold SEC Documents filed after December 1, 2023, and publicly available prior to the date that is two (2) business days before the date hereof where the relevance of the information to a particular representation is reasonably apparent on its face (excluding any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” or any similarly titled captions and any other disclosures contained therein that are cautionary or forward looking in nature); (b) the documents filed after December 1, 2023, and publicly available prior to the date that is two (2) business days before the date hereof by or on behalf of NovaGold with the relevant securities commissions or similar securities regulatory authorities in each of the provinces and territories of Canada in which NovaGold is a reporting issuer pursuant to the requirements of Securities Laws, including all documents publicly available on NovaGold’s SEDAR+ profile (excluding any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” or any similarly titled captions and any other disclosures contained therein that are cautionary or forward looking in nature); or (c) the disclosure schedule delivered by NovaGold to New NovaGold and Paulson immediately prior to the execution of this Agreement (the “NovaGold Disclosure Schedule”) NovaGold represents and warrants to New NovaGold and to Paulson as follows and acknowledges that New NovaGold and Paulson are relying upon such representations and warranties in Schedule A in connection with the entering into of this Agreement.

3.2	Survival of Representations and Warranties

The representations and warranties of NovaGold contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and termination of this Agreement in accordance with its terms.

Article 4
REPRESENTATIONS AND WARRANTIES OF new novagold

4.1	Representations and Warranties

New NovaGold hereby represents and warrants to NovaGold and to Paulson as follows, and acknowledges that NovaGold and Paulson are relying upon such representations and warranties in Schedule B in connection with the entering into of this Agreement.

4.2	Survival of Representations and Warranties

The representations and warranties of New NovaGold contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and termination of this Agreement in accordance with its terms.

Article 5
REPRESENTATIONS AND WARRANTIES OF Paulson

5.1	Representations and Warranties

Paulson hereby represents and warrants to NovaGold and to New NovaGold as follows, and acknowledges that NovaGold and New NovaGold are relying upon such representations and warranties in Schedule C in connection with the entering into of this Agreement.

5.2	Survival of Representations and Warranties

The representations and warranties of Paulson contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and termination of this Agreement in accordance with its terms.

Article 6
COVENANTS

6.1	Interim Operations; Conduct of Business of NovaGold

(a)	From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, (i) unless prior written consent of Paulson has been obtained (which consent shall not be unreasonably withheld, conditioned or delayed) or (ii) except as (x) required or permitted by this Agreement, the Donlin JV LLCA (or any actions or omissions taken thereunder by or at the request of Paulson and NovaGold, as partners thereto) or any other Transaction Agreement, (y) required by Law or to comply with any order, writ, injunction or decree, or request from a Governmental Entity or Applicable Securities Exchange or (z) set forth in Section 6.1 of the NovaGold Disclosure Schedule, NovaGold shall, and shall cause the NovaGold Subsidiaries to, conduct their respective businesses only in the ordinary course of business consistent with past practice and use reasonable best efforts to preserve intact in all material respects their present business organizations, maintain in effect material permits and insurance, preserve in all material respects present relationships with employees, Governmental Entities, lessors, suppliers, customers and other key business counterparties, maintain books and records in the ordinary course of business in accordance with past practice and applicable Law, and, to the extent applicable, operate in all material respects in accordance with the most recent annual operating and capital expenditure budgets approved by the NovaGold Board and provided to New NovaGold prior to the date of this Agreement (other than (i) operations required to address an emergency or an immediate threat to health, safety, the environment or to prevent material damage or loss or (ii) debt repayments related to the Barrick Note).

(b)	Without limiting the foregoing, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, NovaGold shall not, and shall cause the NovaGold Subsidiaries not to, without the prior written consent of Paulson (such consent not to be unreasonably withheld, conditioned or delayed) or except as (i) required or permitted by this Agreement, the Donlin JV LLCA (or any actions or omissions taken thereunder by or at the request of Paulson and NovaGold, as partners thereto) or any other Transaction Agreement, (ii) required by Law or to comply with any order, writ, injunction or decree, or request from a Governmental Entity or Applicable Securities Exchange or (iii) set forth in Section 6.1 of the NovaGold Disclosure Schedule, do any of the following:

(i)	authorize, declare or pay any dividends or other distributions (other than to (A) NovaGold by a wholly owned Subsidiary of NovaGold or (B) a wholly owned Subsidiary of NovaGold by another wholly owned Subsidiary of NovaGold), or redeem, purchase or otherwise acquire any securities;

(ii)	issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any NovaGold equity securities or securities convertible into or exercisable or exchangeable for NovaGold Shares, or adjust, split, combine or reclassify any NovaGold Shares, except for (A) the issuance of NovaGold Shares issuable upon the exercise of any NovaGold Option or NovaGold Warrant or the vesting of any NovaGold PSU, (B) the issuance of any shares in the capital of any Subsidiary of NovaGold to NovaGold or a wholly owned Subsidiary of NovaGold, (C) the grant of NovaGold Options or NovaGold PSUs in the ordinary course of business consistent with past practice, (D) the grant of NovaGold DSUs to non-employee directors of the NovaGold Board in the ordinary course of business consistent with past practice, or (E) the issuance of NovaGold Shares in accordance with purchases made pursuant to the NovaGold CN ESPP in the ordinary course of business consistent with past practice;

(iii)	incur, assume, guarantee, amend or refinance any indebtedness for borrowed money or issue any debt securities, or make loans or advances, in any such case in excess of US$15,000,000 in the aggregate, other than (A) under existing credit facilities disclosed to New NovaGold, (B) intercompany between NovaGold and its wholly owned Subsidiaries in the ordinary course consistent with past practice, (C) in respect of letters of credit or surety bonds issued in the ordinary course consistent with past practice or (D) in respect of the Barrick Note;

(iv)	create, incur or assume any liens on material assets of NovaGold or the NovaGold Subsidiaries in excess of US$15,000,000 in the aggregate, other than permitted liens arising in the ordinary course consistent with past practice;

(v)	acquire (by merger, amalgamation, consolidation or otherwise), or sell, lease, transfer or otherwise dispose of, any business, corporation, partnership, joint venture, equity interest or material assets, in any such case with a value in excess of US$10,000,000 individually or US$25,000,000 in the aggregate, other than sales or dispositions of obsolete, surplus or worn-out assets in the ordinary course consistent with past practice;

(vi)	enter into, terminate, or amend in any material respect, or waive any material rights under, any material contract, including any contract that would have been a material contract if in effect on the date hereof, other than (A) renewals, extensions or replacements in the ordinary course on terms not materially less favorable to NovaGold and its wholly owned Subsidiaries, taken as a whole or (B) any lease, sublease or other Contract under which NovaGold or any of its wholly owned Subsidiaries uses or occupies or has the right to use or occupy any real property;

(vii)	except as set forth on Section 6.1(b)(vii) of the NovaGold Disclosure Schedule, settle, compromise or waive any litigation, arbitration or other proceeding or claim, or any audit or investigation, for an amount in excess of US$5,000,000 or that imposes any material equitable relief or restrictions on the operation of the business of NovaGold or the NovaGold Subsidiaries;

(viii)	except as required by GAAP, make, change or revoke any material tax election, adopt or change any material tax accounting method or period, file any material amended tax return, enter into any closing agreement with any taxing authority, or settle any material tax claim, in each case outside the ordinary course consistent with past practice;

(ix)	make capital expenditures in excess of the amounts set forth for the applicable period in the capital expenditure budget referred to above by more than US$10,000,000 in the aggregate, other than expenditures required to address an emergency or an immediate threat to health, safety, the environment or to prevent material damage or loss;

(x)	adopt, amend or repeal any organizational documents of NovaGold or any NovaGold Subsidiaries in a manner that would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by the Transaction Agreements;

(xi)	change any material financial accounting policies or practices, except as required by applicable Law or GAAP;

(xii)	enter into or amend any related party transaction with any Affiliate of NovaGold (other than transactions solely among NovaGold and its wholly owned Subsidiaries) outside the ordinary course consistent with past practice and in excess of US$10,000,000; or

(xiii)	agree, resolve or commit to take any of the foregoing.

(c)	For the avoidance of doubt, Paulson agrees and acknowledges that (i) no action or omission that is required or reasonably necessary to be taken by NovaGold in connection with any action or omission taken by, or that will be taken or omitted to be taken by, Donlin (in accordance with the Donlin JV LLCA) and (ii) no action or omission taken by Donlin, will require prior written consent by Paulson pursuant to the terms of this Agreement or any other Transaction Agreement.

6.2	NovaGold and New NovaGold Covenants

Each of NovaGold and New NovaGold covenants and agrees that, subject to the terms of this Agreement, during the period from the date of this Agreement, until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

(a)	it shall use reasonable best efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and Final Order applicable to it and comply promptly with all requirements imposed by Law on it with respect to this Agreement or the Arrangement;

(b)	it shall defend all lawsuits or other legal, regulatory or other proceedings against each of NovaGold and New NovaGold, as applicable, challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(c)	it shall use all reasonable best efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from them relating to the Arrangement in a timely manner;

(d)	it shall apply for and use reasonable best efforts to obtain conditional approval of the listing and posting for trading on the NYSE of the Consideration Shares subject only to satisfaction by New NovaGold of customary listing conditions of the NYSE;

(e)	it shall not take any action, refrain from taking any reasonable best action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to materially prevent, delay or otherwise impede the consummation of the Plan of Arrangement or the transactions contemplated by this Agreement;

(f)	it shall take all reasonable best actions within its control to ensure that the representations and warranties in Section 1 of Schedule A in the case of NovaGold, and Section 1 of Schedule B in the case of New NovaGold:

(i)	that are qualified by reference to a NovaGold Material Adverse Effect or New NovaGold Material Adverse Effect, as applicable, or materiality, remain true and correct in all respects; or

(ii)	that are not qualified by reference to a NovaGold Material Adverse Effect or New NovaGold Material Adverse Effect, as applicable, or materiality, remain true and correct in all material respects;

(g)	each of NovaGold and New NovaGold shall promptly notify each other of:

(i)	any communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the Arrangement (and the response thereto from either of NovaGold, New NovaGold, its Subsidiaries or its representatives);

(ii)	any material communication from any Governmental Entity in connection with the Arrangement (and the response thereto from either of NovaGold, New NovaGold, its Subsidiaries or its representatives); and

(iii)	any litigation threatened or commenced against or otherwise affecting either of NovaGold, New NovaGold or any of its Subsidiaries that is related to the Arrangement.

6.3	Paulson Covenants

Paulson covenants and agrees that, subject to the terms of this Agreement, during the period from the date of this Agreement, until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

(a)	it shall use reasonable best efforts to satisfy all conditions precedent in this Agreement;

(b)	it shall defend all lawsuits or other legal, regulatory or other proceedings against it challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

(c)	it shall not take any action, refrain from taking any reasonable best action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to materially prevent, delay or otherwise impede the consummation of the Plan of Arrangement or the transactions contemplated by this Agreement; and

(d)	it shall take all reasonable best actions within its control to ensure that the representations and warranties in Section 1 of Schedule C:

(i)	that are qualified by reference to a Paulson Material Adverse Effect or materiality, remain true and correct in all respects; or

(ii)	that are not qualified by reference to a Paulson Material Adverse Effect or materiality, remain true and correct in all material respects.

6.4	Certain Tax Matters

(a)	The Parties shall (and shall cause their respective Subsidiaries to) (i) use their respective reasonable best efforts to cause the Arrangement and the Contribution Transaction, taken together, to qualify as an exchange within the meaning of Section 351 of the Code (the “Intended Tax Treatment”) and (ii) not take any action or fail to take any action if such action or such failure is intended or would reasonably be expected to prevent or impede the Arrangement and the Contribution Transaction, taken together, from qualifying for the Intended Tax Treatment, including, for the avoidance of doubt, an action or inaction that would cause a Party to be unable to deliver the applicable certificates described in Section 6.4(b). The Parties shall, and shall cause its respective Subsidiaries to, file all Tax Returns and otherwise report consistently with the Intended Tax Treatment, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b)	As of the date hereof, each of NovaGold and New NovaGold, on one hand, and Paulson, on the other, represent that it would, if requested, be able to deliver the representations set forth in the form of officer’s certificate Exhibit A, in the case of NovaGold and New NovaGold, and Exhibit B, in the case of Paulson.

(c)	Each of the Parties shall use reasonable best efforts and reasonably cooperate with one another in connection with the issuance of an opinion of external counsel relating to the Intended Tax Treatment (including any opinion regarding the Intended Tax Treatment that the United States Securities and Exchange Commission requires to be prepared and submitted in connection with the declaration of effectiveness of a registration statement). In connection with the foregoing, each of the Parties shall use reasonable best efforts to deliver to the relevant counsel, upon reasonable request, the certificates (dated as of the necessary date and signed by an officer of the applicable Party) described in Section 6.4(b); provided, however, that if Paulson receives the Tax Opinion as contemplated by Section 7.4(k), then it shall be under no obligation to deliver the officer’s certificate contemplated by Section 6.4(c).

(d)	Each Party shall promptly notify the other Parties if, at any time before the Effective Time, such Party becomes aware of the existence of any fact or circumstance that would reasonably be expected to prevent or impede the Arrangement and the Contribution Transaction, taken together, from qualifying for the Intended Tax Treatment.

6.5	NovaGold Insurance and Indemnification

(a)	New NovaGold agrees that all rights to exculpation, indemnification and advancement of expenses for acts, omissions and other matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current and former directors and officers of NovaGold or any of the NovaGold Subsidiaries or any Person serving at the request of NovaGold or any of the NovaGold Subsidiaries as a director, officer or fiduciary of another Person (each, an “Indemnified Person”) as provided in the articles or by-laws or equivalent organizational documents of NovaGold or the applicable NovaGold Subsidiary in effect as of immediately prior to the Effective Time, shall survive the transactions contemplated hereby and shall, to the fullest extent permitted by applicable Law, continue in full force and effect in accordance with their terms for a period of six (6) years from and after the Effective Time. New NovaGold shall, and shall cause NovaGold and the NovaGold Subsidiaries to, perform and honor in all respects such obligations of NovaGold and the NovaGold Subsidiaries, as applicable, for a period of six (6) years from and after the Effective Time.

(b)	Prior to the Effective Date, NovaGold shall purchase “tail” policies of directors’ and officers’ liability insurance for NovaGold with a claims reporting period of six (6) years from the Effective Date, providing protection no less favourable to the insureds thereunder than the protection provided by the directors’ and officers’ liability insurance policies maintained by NovaGold that are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from acts, omissions, facts or events which occurred at or prior to the Effective Date, and New NovaGold will, or will cause NovaGold to, maintain such “tail” policies in effect without any reduction in scope or coverage for six (6) years from the Effective Date (except as a result of the payment or resolution of any claims thereunder).

(c)	If New NovaGold, NovaGold or any of the NovaGold Subsidiaries (i) consolidates with or merges into any other Person and shall not be the continuing company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of New NovaGold, NovaGold or the applicable NovaGold Subsidiary, as the case may be, shall assume their respective obligations set forth in this Section 6.5.

(d)	The provisions of this Section 6.5 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, its, his or her heirs and its, his or her legal representatives; (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the articles or by-laws or equivalent organizational documents of NovaGold (or the articles or by-laws or equivalent organizational documents of the applicable NovaGold Subsidiary), by Contract or otherwise; and (iii) shall survive the consummation of the transactions contemplated by this Agreement.

Article 7
CONDITIONS

7.1	Mutual Conditions Precedent

The obligations of NovaGold and New NovaGold to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived with the mutual agreement of NovaGold, New NovaGold and Paulson (to the extent not prohibited by applicable Law):

(a)	the Arrangement Resolution shall have been approved and adopted by the NovaGold Shareholders at the NovaGold Meeting in accordance with the Interim Order;

(b)	the Interim Order and the Final Order shall each have been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to NovaGold and New NovaGold, acting reasonably, on appeal or otherwise;

(c)	no Legal Proceeding, shall have been taken under any applicable Law or by any Governmental Entity, and no Law, policy, decision or directive (having the force of Law) shall have been enacted, promulgated, amended or applied, in each case that (i) makes consummation of the Arrangement illegal; (ii) enjoins or prohibits the Plan of Arrangement or the transactions contemplated by this Agreement; or (iii) renders this Agreement unenforceable or frustrates the purpose and intent hereof;

(d)	the Consideration Shares to be issued pursuant to the Arrangement shall either be (i) exempt from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof; or (ii) be registered pursuant to an effective registration statement under the U.S. Securities Act; provided, however, that NovaGold shall not be entitled to the benefit of the condition in this Section 7.1(d), and shall be deemed to have waived such condition, in the event that NovaGold fails to advise the Court prior to the hearing in respect of the Final Order that New NovaGold intends to rely on the exemption from registration afforded by Section 3(a)(10) of the U.S. Securities Act based on the Court’s approval of the Arrangement;

(e)	NovaGold shall have delivered evidence satisfactory to each of NovaGold and New NovaGold of the approval of the NYSE, pursuant to the policies of the NYSE, of the listing and posting for trading of the Consideration Shares on the NYSE upon completion of the Arrangement;

(f)	all requisite TSX, NYSE and NYSE American approvals (to the extent required) shall have been obtained for the transactions contemplated by the Transaction Agreements, including, if applicable, any shareholder approvals required by the TSX, NYSE or NYSE American with respect to the transactions contemplated by the Transaction Agreements;

(g)	the transactions contemplated by the Contribution Agreement shall have been consummated, or the parties to the Contribution Agreement shall have confirmed in writing that all conditions to closing the transactions contemplated by the Contribution Agreement shall have been satisfied or waived and that the transactions contemplated thereby will be consummated substantially simultaneously with the Effective Time, without any further action by any party to the Contribution Agreement;

(h)	the Master Implementation Agreement shall be effective in accordance with the terms thereof, and shall not have been withdrawn or rescinded, or modified in any material respect;

(i)	the Investor Rights Agreement shall be substantially concurrently effective in accordance with the terms thereof, and shall not have been withdrawn or rescinded, or modified in any material respect;

(j)	holders of no more than ten percent (10%) of the NovaGold Shares shall have exercised Dissent Rights; and

(k)	there shall not be pending or threatened in writing any Legal Proceeding by any Governmental Entity or any other Person that is reasonably likely to result in a:

(i)	prohibition or restriction on the acquisition by New NovaGold of any NovaGold Shares, restriction or prohibition of the consummation of the Arrangement or a Person obtaining from NovaGold any material damages directly or indirectly in connection with the Arrangement;

(ii)	prohibition or material limit on the ownership by New NovaGold of NovaGold or any material portion of their businesses; or

(iii)	imposition of limitations on the ability of New NovaGold to acquire or hold, or exercise full rights of ownership of, any NovaGold Shares, including the right to vote the NovaGold Shares to be acquired by it on all matters properly presented to NovaGold Shareholders.

7.2	NovaGold Conditions Precedent

The obligations of NovaGold to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived by NovaGold (to the extent not prohibited by applicable Law):

(a)	The representations and warranties of New NovaGold set forth (i) in Sections 1(a), 1(c) and 1(h) on Schedule B shall be true and correct in all material respects as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct in all material respects as of such specific date only) and (ii) on Schedule B (other than those representations and warranties set forth in Sections 1(a), 1(c) and 1(h) on Schedule B), without giving effect to any materiality, “New NovaGold Material Adverse Effect” and similar qualifiers contained in such representations and warranties, shall be true and correct as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be so true and correct that would not, individually or in the aggregate, have a New NovaGold Material Adverse Effect;

(b)	New NovaGold shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied by New NovaGold pursuant to this Agreement prior to the Effective Date;

(c)	Since the date of this Agreement, there shall not have occurred a New NovaGold Material Adverse Effect that has not been cured;

(d)	The representations and warranties of Paulson set forth (i) in Sections 1(a) and 1(b) on Schedule C shall be true and correct in all material respects as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct in all material respects as of such specific date only) and (ii) on Schedule C (other than those representations and warranties set forth in Sections 1(a) and 1(b) on Schedule C), without giving effect to any materiality, “Paulson Material Adverse Effect” and similar qualifiers contained in such representations and warranties, shall be true and correct as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be so true and correct that would not, individually or in the aggregate, have a Paulson Material Adverse Effect;

(e)	Paulson shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied by Paulson pursuant to this Agreement prior to the Effective Date;

(f)	Since the date of this Agreement, there shall not have occurred a Paulson Material Adverse Effect that has not been cured;

(g)	New NovaGold shall have delivered to NovaGold a certificate, dated as of the Effective Date, signed by a duly authorized officer of New NovaGold, certifying that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied; and

(h)	Paulson shall have delivered to NovaGold a certificate, dated as of the Effective Date, signed by a duly authorized officer of Paulson, certifying that the conditions set forth in Sections 7.2(d), 7.2(e) and 7.2(f) have been satisfied.

7.3	New NovaGold Conditions Precedent

The obligations of New NovaGold to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived by New NovaGold (to the extent not prohibited by applicable Law):

(a)	The representations and warranties of NovaGold set forth (i) in Sections 1(a), 1(b) and 1(g) on Schedule A shall be true and correct in all material respects as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct in all material respects as of such specific date only) and (ii) on Schedule A (other than those representations and warranties set forth in Sections 1(a), 1(b) and 1(g) on Schedule A), without giving effect to any materiality, “NovaGold Material Adverse Effect” and similar qualifiers contained in such representations and warranties, shall be true and correct as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be so true and correct that would not, individually or in the aggregate, have a NovaGold Material Adverse Effect;

(b)	NovaGold shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied by NovaGold pursuant to this Agreement prior to the Effective Date;

(c)	Since the date of this Agreement, there shall not have occurred a NovaGold Material Adverse Effect that has not been cured;

(d)	The representations and warranties of Paulson set forth (i) in Sections 1(a) and 1(b) on Schedule C shall be true and correct in all material respects as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct in all material respects as of such specific date only) and (ii) on Schedule C (other than those representations and warranties set forth in Sections 1(a) and 1(b) on Schedule C), without giving effect to any materiality, “Paulson Material Adverse Effect” and similar qualifiers contained in such representations and warranties, shall be true and correct as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be so true and correct that would not, individually or in the aggregate, have a Paulson Material Adverse Effect;

(e)	Paulson shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied by Paulson pursuant to this Agreement prior to the Effective Date;

(f)	Since the date of this Agreement, there shall not have occurred a Paulson Material Adverse Effect that has not been cured;

(g)	NovaGold shall have delivered to New NovaGold a certificate, dated as of the Effective Date, signed by a duly authorized officer of NovaGold, certifying that the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(c) have been satisfied; and

(h)	Paulson shall have delivered to New NovaGold a certificate, dated as of the Effective Date, signed by a duly authorized officer of Paulson, certifying that the conditions set forth in Sections 7.3(d), 7.3(e) and 7.3(f) have been satisfied.

7.4	Paulson Conditions Precedent

The obligations of Paulson to undertake and complete its obligations under the Transaction Agreements are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time, each of which may only be waived by Paulson in writing (to the extent not prohibited by applicable Law):

(a)	Each of the New NovaGold Charter and New NovaGold Bylaws have been duly adopted, have not been rescinded, modified or otherwise revoked, and are in full force and effect as of the Contribution Closing;

(b)	Each of (i) the New NovaGold Audit Committee Charter, New NovaGold Compensation Committee Charter, and the New NovaGold Nominating and Governance Committee Charter, (ii) the NGC Establishment Resolutions of New NovaGold, and (iii) the Independence Resolutions have been duly adopted and are in full force and effect, in each case, as of the Effective Time;

(c)	The representations and warranties of NovaGold set forth (i) in Sections 1(a), 1(b) and 1(g) on Schedule A shall be true and correct in all material respects as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct in all material respects as of such specific date only) and (ii) on Schedule A (other than those representations and warranties set forth in Sections 1(a), 1(b) and 1(g) on Schedule A), without giving effect to any materiality, “NovaGold Material Adverse Effect” and similar qualifiers contained in such representations and warranties, shall be true and correct as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be so true and correct that would not, individually or in the aggregate, have a NovaGold Material Adverse Effect;

(d)	The representations and warranties of New NovaGold set forth (i) in Sections 1(a), 1(c) and 1(h) on Schedule B shall be true and correct in all material respects as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct in all material respects as of such specific date only) and (ii) on Schedule B (other than those representations and warranties set forth in Sections 1(a), 1(c) and 1(h) on Schedule B), without giving effect to any materiality, “New NovaGold Material Adverse Effect” and similar qualifiers contained in such representations and warranties, shall be true and correct as of the Effective Date as though made at and as of the Effective Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case, such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be so true and correct that would not, individually or in the aggregate, have a New NovaGold Material Adverse Effect;

(e)	NovaGold shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied by NovaGold pursuant to this Agreement prior to the Effective Date;

(f)	New NovaGold shall have performed or complied with, in all material respects, all obligations and covenants required to be performed or complied by New NovaGold pursuant to this Agreement prior to the Effective Date;

(g)	Since the date of this Agreement, there shall not have occurred a NovaGold Material Adverse Effect that has not been cured;

(h)	Since the date of this Agreement, there shall not have occurred a New NovaGold Material Adverse Effect that has not been cured;

(i)	NovaGold shall have delivered to Paulson a certificate in the form and substance reasonably acceptable to Paulson, dated as of the Effective Date, signed by the Chief Executive Officer, Chief Financial Officer or General Counsel of NovaGold, certifying that the conditions set forth in Sections 7.4(c), 7.4(e) and 7.4(g) have been satisfied;

(j)	New NovaGold shall have delivered to Paulson a certificate in the form and substance reasonably acceptable to Paulson, dated as of the Effective Date, signed by a duly authorized officer of New NovaGold, certifying that the conditions set forth in Sections 7.4(a), 7.4(d), 7.4(f) and 7.4(h) have been, and that the conditions set forth in Section 7.4(b) will be, satisfied as of the Effective Time; and

(k)	Paulson shall have received the Tax Opinion; provided, however, that if Paulson has not received the Tax Opinion, but Skadden, Arps, Slate, Meagher and Flom LLP (“Skadden”) has delivered to New NovaGold a written opinion in form and substance reasonably acceptable to New NovaGold, dated as of the Contribution Closing Date, to the effect that, on the basis of the facts, representations, and assumptions set forth or referred to in such opinion, the Contribution Transaction and the Arrangement, taken together should qualify as an exchange within the meaning of Section 351 of the Code, then this Section 7.4(k) shall be deemed satisfied; provided, further, that if Skadden cannot deliver such an opinion solely as a result of Paulson’s failure to sign the officer’s certificate in Exhibit B (and subject to the proviso in Section 6.4(c)) and NovaGold believes in good faith that the representations in Exhibit B are accurate then this Section 7.4(k) shall be deemed satisfied.

7.5	Limitation on Reliance on Condition Failures

No Party shall be entitled to rely on the failure of any condition precedent set forth in Section 7.1, Section 7.2, Section 7.3 or Section 7.4 to be satisfied as a basis for not consummating the transactions contemplated hereby or for terminating this Agreement pursuant to Section 8.2 if such failure was primarily due to the breach by such Party of any of its representations, warranties, covenants or other agreements contained in this Agreement; provided that the non-breaching Parties may waive (to the extent permitted by applicable Law) the fulfilment of any such condition precedent (to the extent such condition is in such non-breaching Party(ies)’s favor) in accordance with Sections 7.1, 7.2, 7.3, 7.4 and 8.4, as applicable.

7.6	Satisfaction of Conditions

The conditions precedent set out in Sections 7.1, 7.2, 7.3, and 7.4 shall be conclusively deemed to have been satisfied, waived or released upon delivery by the Parties of written confirmation of the Effective Date.

Article 8
TERM, TERMINATION, AMENDMENT AND WAIVER

8.1	Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

8.2	Termination

Subject to the Parties’ obligations under the Master Implementation Agreement, this Agreement may be terminated prior to the Effective Time by:

(a)	any Party if:

(i)	the Arrangement Resolution is not approved by NovaGold Shareholders at the NovaGold Meeting in accordance with the Interim Order;

(ii)	after the date of this Agreement, any Law is enacted, made, enforced or amended, as applicable, that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins NovaGold, New NovaGold or Paulson from consummating the Arrangement, and such Law has, if applicable, become final and non-appealable, provided the Party seeking to terminate this Agreement pursuant to this Section 8.2(a)(ii) has used its reasonable best efforts to, as applicable, appeal or overturn such Law or otherwise have it lifted or rendered non-applicable in respect of the Arrangement and provided further that the enactment, making, enforcement or amendment of such Law was not primarily due to the failure of such Party to perform any of its covenants or agreements under this Agreement;

(iii)	the Effective Time does not occur on or prior to the Outside Date; provided that a Party may not terminate this Agreement pursuant to this Section 8.2(a)(iii) if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement;

(iv)	any of the other Transaction Agreements is terminated in accordance with its terms;

(v)	prior to the receipt of approval by NovaGold Shareholders at the NovaGold Meeting, NovaGold wishes to enter into a Superior Proposal to the extent permitted by and subject to the terms of the Master Implementation Agreement; or

(vi)	any event occurs as a result of which the conditions set forth in Section 7.1(f) [Requisite Approvals] or Section 7.1(j) [Dissent Rights] are not capable of being satisfied by the Outside Date;

provided, however, that neither NovaGold nor New NovaGold shall terminate this Agreement pursuant to Section 8.2(a)(vi) without the advance written consent of Paulson (which consent shall not be unreasonably conditioned, withheld or delayed).

(b)	NovaGold if (i) New NovaGold has breached or failed to perform any representation, warranty, covenant or other agreement contained in this Agreement, which breach or failure to perform would result in the conditions set forth in Section 7.2(a), Section 7.2(b), or Section 7.2(c), not being satisfied, (ii) which breach, failure to perform or inaccuracy is either not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and the date that is thirty (30) days after New NovaGold’s receipt of written notice from NovaGold setting forth notice of such breach or (iii) since the date of this Agreement, a New NovaGold Material Adverse Effect has occurred and is continuing, and such New NovaGold Material Adverse Effect is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and the date that is thirty (30) days after New NovaGold’s receipt of written notice from NovaGold setting forth notice of such New NovaGold Material Adverse Effect; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to NovaGold if NovaGold is then in breach of any representations, warranties, covenants or agreements under this Agreement (which breach would result in the conditions set forth in Section 7.3(a), Section 7.3(b) or Section 7.3(c) not being satisfied); provided, further, that NovaGold shall not terminate this Agreement pursuant to this Section 8.2(b) without the advance written consent of Paulson (which consent shall not be unreasonably conditioned, withheld or delayed).

(c)	New NovaGold if (i) NovaGold has breached or failed to perform any representation, warranty, covenant or other agreement contained in this Agreement, which breach or failure to perform would result in the conditions set forth in Section 7.3(a), Section 7.3(b), or Section 7.3(c) not being satisfied and (ii) which breach, failure to perform or inaccuracy is either not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and the date that is thirty (30) days after NovaGold’s receipt of written notice from New NovaGold setting forth notice of such breach; or (iii) since the date of this Agreement, a NovaGold Material Adverse Effect has occurred and is continuing, and such NovaGold Material Adverse Effect is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and the date that is thirty (30) days after NovaGold’s receipt of written notice from New NovaGold setting forth notice of such NovaGold Material Adverse Effect; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to New NovaGold if New NovaGold is then in breach of any representations, warranties, covenants or agreements under this Agreement (which breach would result in the conditions set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) not being satisfied); provided, further, that New NovaGold shall not terminate this Agreement pursuant to this Section 8.2(c) without the advance written consent of Paulson (which consent shall not be unreasonably conditioned, withheld or delayed).

(d)	NovaGold or New NovaGold if (i) Paulson has breached or failed to perform any representation, warranty, covenant or other agreement contained in this Agreement or the Contribution Agreement, which breach or failure to perform would result in the conditions set forth in Section 7.2(d), Section 7.2(e), Section 7.2(f), Section 7.3(d), Section 7.3(e) or Section 7.3(f) not being satisfied and (ii) which breach, failure to perform or inaccuracy is either not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and the date that is thirty (30) days after Paulson’s receipt of written notice from NovaGold or New NovaGold setting forth notice of such breach; or (iii) since the date of this Agreement, a Paulson Material Adverse Effect has occurred and is continuing, and such Paulson Material Adverse Effect is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and the date that is thirty (30) days after Paulson’s receipt of written notice from NovaGold or New NovaGold setting forth notice of such Paulson Material Adverse Effect; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(d) shall not be available to NovaGold or New NovaGold if NovaGold or New NovaGold, as applicable, is then in breach of any representations, warranties, covenants or agreements under this Agreement (which breach would result in the conditions set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c), Section 7.3(a), Section 7.3(b) or Section 7.3(c) not being satisfied).

(e)	Paulson, if (i) NovaGold or New NovaGold has breached or failed to perform any representation, warranty, covenant or other agreement contained in this Agreement or the Contribution Agreement, which breach or failure to perform would result in the conditions set forth in Section 7.4(c), Section 7.4(d), Section 7.4(e), Section 7.4(f), Section 7.4(g), or Section 7.4(h) not being satisfied and (ii) which breach, failure to perform or inaccuracy is either not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and the date that is thirty (30) days after NovaGold’s or New NovaGold’s receipt of written notice from Paulson setting forth notice of such breach; or (iii) since the date of this Agreement, a NovaGold Material Adverse Effect or a New NovaGold Material Adverse Effect has occurred and is continuing, and such NovaGold Material Adverse Effect or New NovaGold Material Adverse Effect is not curable by the Outside Date or, if capable of being cured by the Outside Date, is not cured by the earlier of the Outside Date and the date that is thirty (30) days after NovaGold’s or New NovaGold’s receipt of written notice from Paulson setting forth notice of such NovaGold Material Adverse Effect or New NovaGold Material Adverse Effect; provided, however, that the right to terminate this Agreement pursuant to this Section 8.2(e) shall not be available to Paulson if Paulson is then in breach of any representations, warranties, covenants or agreements under this Agreement (which breach would result in the conditions set forth in Section 7.2(d), Section 7.2(e), Section 7.2(f), Section 7.3(d), Section 7.3(e) or Section 7.3(f) not being satisfied).

8.3	Amendment

Subject to the Parties’ obligations under the Master Implementation Agreement, the provisions of the Interim Order, the Final Order and applicable Laws, this Agreement and the Plan of Arrangement, this Agreement may, at any time and from time to time before or after the holding of the NovaGold Meeting, but not later than the Effective Time, be amended by mutual written agreement of all of the Parties, without further notice to or Authorization on the part of the NovaGold Shareholders, as applicable, to, without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

(d)	waive compliance with or modify any mutual conditions precedent herein contained.

8.4	Waiver

Except as otherwise provided in this Agreement, including, without limitation, Section 7.6 and Section 8.3, and to the extent permitted by applicable Law, any Party may (a) extend the time for the performance of any of the obligations or acts of the other Parties; (b) waive compliance, except as provided herein, with any of the other Parties’ agreements, covenants or obligations, or the fulfilment of any conditions to its own obligations contained herein; or (c) waive inaccuracies in any of the other Parties’ representations or warranties contained herein or in any document delivered by such other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party by or on behalf of the Party waiving or extending such matter and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition expressly waived in writing.

Article 9
GENERAL PROVISIONS

9.1	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by e-mail (provided that no “bounceback” or notice of non-delivery is received) or as of the following business day if sent by prepaid overnight courier, to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to NovaGold:

NovaGold Resources Inc.

201 South Main Street, Suite 400

Salt Lake City, Utah

USA 84111

Attention:	Corporate Secretary
Email:	sean.pettey@novagold.com
corporate.secretary@novagold.com

(b)	if to New NovaGold:

NovaGold Corporation

201 South Main Street, Suite 400

Salt Lake City, Utah

USA 84111

Attention:	Corporate Secretary
Email:	sean.pettey@novagold.com
corporate.secretary@novagold.com

in each case with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP

Suite 3500 – 1133 Melville Street

Vancouver, British Columbia V6E 4E5

Attention:	Trisha Robertson
Alex Moore
Email:	trisha.robertson@blakes.com
alex.moore@blakes.com

and to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

395 9th Avenue

New York, New York, 10001, United States

Attention:	Howard Ellin
June Dipchand

Email:	Howard.Ellin@skadden.com
June.Dipchand@skadden.com

(c)	if to Paulson:

Paulson Advisers LLC

***

***

***

Attention:	Michael Waldorf
Email:	***

in each case with a copy (which shall not constitute notice) to:

Goodmans LLP

333 Bay Street

Toronto, Ontario M5H 2S7

Attention:	William Gorman
Email:	bgorman@goodmans.ca

and to:

Kleinberg, Kaplan, Wolff & Cohen, P.C.

500 Fifth Avenue

New York, New York

Attention:	Christopher P. Davis
Kelly Zelezen
Alexander E. Shiekman

Email:	cdavis@kkwc.com
kzelezen@kkwc.com
ashiekman@kkwc.com

9.2	Governing Law; Waiver of Jury Trial

This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement and the Arrangement. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

9.3	Time of Essence

Time shall be of the essence in this Agreement.

9.4	Entire Agreement, Binding Effect and Assignment

This Agreement (including the exhibits and schedules hereto), together with the Transaction Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and, except as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties.

9.5	No Liability

No director or officer of NovaGold shall have any personal liability whatsoever to New NovaGold under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of NovaGold. No director or officer of New NovaGold shall have any personal liability whatsoever to NovaGold under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of New NovaGold.

9.6	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

9.7	Further Assurances

Subject to the express terms of this Agreement, each Party shall use all reasonable best efforts to do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments as reasonably required by any other Party as necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Date. The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

9.8	No Third Party Beneficiaries

Except for the right of the Indemnified Persons to enforce the provisions of Section 6.5, this Agreement is not intended to confer any rights or remedies upon any person other than the Parties to this Agreement.

9.9	Mutual Interest

Notwithstanding the fact that any part of this Agreement has been drafted or prepared by or on behalf of one of the Parties, the Parties confirm that they and their respective counsel have reviewed and negotiated this Agreement and that the Parties have adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and the Parties waive the application of any Laws or rule or construction providing that ambiguities in any agreement or other document will be construed against the Party drafting such agreement or other document and agree that no rule of construction providing that a provision is to be interpreted in favour of the person who contracted the obligation and against the person who stipulated it will be applied against any Party.

9.10	Counterparts, Execution

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NOVAGOLD CORPORATION

By:	/s/ Peter Adamek
Name: Peter Adamek
Title: Vice President, Chief Financial Officer & Treasurer

[Signature Page to Arrangement Agreement]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

NOVAGOLD RESOURCES INC.

By:	/s/ Peter Adamek
Name: Peter Adamek
Title: Vice President & Chief Financial Officer

[Signature Page to Arrangement Agreement]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PAULSON ADVISERS LLC

By:	/s/ Michael Waldorf
Name: Michael Waldorf
Title: Authorized Signatory

[Signature Page to Arrangement Agreement]

Schedule A
Representations and Warranties of Novagold

1.	Representations and Warranties

(a)	Organization and Qualification. NovaGold is a corporation duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. NovaGold is duly qualified to carry on business and is in good standing in each jurisdiction in which the character of its properties and assets owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement.

(b)	Authority Relative to this Agreement. NovaGold has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by NovaGold and the consummation by NovaGold of the transactions contemplated by this Agreement have been duly authorized by the NovaGold Board and no other corporate proceedings on the part of NovaGold are necessary to authorize this Agreement, other than the NovaGold Shareholder Approval. This Agreement has been duly executed and delivered by NovaGold and constitutes a legal, valid and binding obligation of NovaGold, enforceable against NovaGold in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)	No Conflict; Required Filings and Consent. The execution and delivery by NovaGold of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement will not violate, conflict with or result in a breach of any provision of the constating documents of NovaGold or those of any of the NovaGold Subsidiaries, and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or as would not prevent or materially delay the ability of NovaGold to complete the Arrangement, will not: (a) violate, conflict with or result in a breach of: (i) any agreement, Contract, indenture, deed of trust, mortgage, bond, instrument, Authorization, licence or permit to which NovaGold or any of the NovaGold Subsidiaries is a party or by which NovaGold or any of the NovaGold Subsidiaries is bound; or (ii) any Law to which NovaGold or any of the NovaGold Subsidiaries is subject or by which NovaGold or any of the NovaGold Subsidiaries is bound; (b) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, licence or permit; or (c) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, licence or permit, or result in the imposition of any encumbrance, charge or Lien upon any of NovaGold’s assets or the assets of any of the NovaGold Subsidiaries. Other than the Interim Order, the Final Order and the NovaGold Shareholder Approval, no Authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary on the part of NovaGold for the consummation by NovaGold of its obligations in connection with the Arrangement under this Agreement or for the completion of the Arrangement not to cause or result in any loss of any rights or assets or any interest therein held by NovaGold or any of the NovaGold Subsidiaries in any material properties, except for such Authorizations, consents, approvals and filings as to which the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect, or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

(d)	Subsidiaries. Each NovaGold Subsidiary is duly organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, has full corporate power and authority to own its assets and conduct its business as now owned and conducted by it and is duly qualified to carry on business in each jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement. NovaGold beneficially owns, directly or indirectly, all of the issued and outstanding securities of each of the NovaGold Subsidiaries. All of the outstanding shares in the capital of each of the NovaGold Subsidiaries that is a corporation are: (a) validly issued, fully paid and non-assessable and all such shares are owned free and clear of all pledges, security interests, Liens, claims or encumbrances of any kind or nature whatsoever; and (b) are free of any other restrictions including any restriction on the right to vote, sell or otherwise dispose of shares. NovaGold does not hold any equity interests in any Subsidiary, other than its interests in the NovaGold Subsidiaries.

(e)	Compliance with Laws.

(i)	The operations of NovaGold and the NovaGold Subsidiaries have been and are now conducted in compliance with all Laws of each jurisdiction, the Laws of which have been and are now applicable to the operations of NovaGold or of any of the NovaGold Subsidiaries and none of NovaGold or any of the NovaGold Subsidiaries has received any notice of any alleged violation of any such Laws, other than non-compliance or violations which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement.

(ii)	None of NovaGold or any of the NovaGold Subsidiaries is in conflict with, or in default (including cross defaults) under or in violation of: (A) its articles or by-laws or equivalent organizational documents; or (B) any agreement or understanding to which it or by which any of its properties or assets is bound or affected, except in the case of clause (B) for failures which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement.

(f)	NovaGold Authorizations. NovaGold and the NovaGold Subsidiaries have obtained all Authorizations necessary for the ownership, operation, development, maintenance, or use of the material assets of NovaGold or the NovaGold Subsidiaries or otherwise in connection with the material business or operations of NovaGold or the NovaGold Subsidiaries and such Authorizations are in full force and effect. NovaGold and the NovaGold Subsidiaries have fully complied with and are in compliance with all Authorizations, except, in each case, for such non-compliance which has not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement. There is no action, investigation or proceeding pending or, to the knowledge of NovaGold, threatened regarding any of the Authorizations. None of NovaGold or any of the NovaGold Subsidiaries has received any notice, whether written or oral, of revocation or non-renewal of any such Authorizations, or of any intention of any Person to revoke or refuse to renew any of such Authorizations, except in each case, for revocations or non-renewals which have not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement and, to the knowledge of NovaGold, all such Authorizations continue to be effective in order for NovaGold and the NovaGold Subsidiaries to continue to conduct their respective businesses as they are currently being conducted. No Person other than NovaGold or any NovaGold Subsidiary owns or has any proprietary, financial or other interest (direct or indirect) in any of the Authorizations.

(g)	Capitalization.

(i)	The authorized share capital of NovaGold consists of 1,000,000,000 of NovaGold Shares and 10,000,000 preferred shares.

(ii)	No order ceasing or suspending trading in securities of NovaGold nor prohibiting the sale of such securities has been issued and is outstanding against NovaGold or, its directors, officers or promoters.

(h)	Litigation. There is no claim, action, proceeding or investigation pending or, to NovaGold’s knowledge, threatened against or relating to it or any of the NovaGold Subsidiaries, its business or the business of the NovaGold Subsidiaries or affecting any of their respective properties, assets, before or by any Governmental Entity which, if adversely determined, has had, and would reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect, or prevent or materially delay the consummation of the Arrangement, nor to NovaGold’s knowledge are there any events or circumstances which would reasonably be expected to give rise to any such claim, action, proceeding or investigation. Neither NovaGold nor any of the NovaGold Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had, and would reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or which would prevent or materially delay consummation of the Arrangement or any other transaction contemplated by this Agreement.

(i)	Insolvency. No act or proceeding has been taken by or against NovaGold or any of the NovaGold Subsidiaries in connection with the dissolution, liquidation, winding up, bankruptcy, reorganization, compromise or arrangement of NovaGold or any of the NovaGold Subsidiaries or for the appointment of a trustee, receiver, manager or other administrator of NovaGold or any of the NovaGold Subsidiaries or any of its properties or assets nor, to the knowledge of NovaGold, is any such act or proceeding threatened. Neither NovaGold nor any of the NovaGold Subsidiaries has sought protection under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), or similar legislation. Neither NovaGold nor any of the NovaGold Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, the right or ability of NovaGold or any of the NovaGold Subsidiaries to conduct its business as it has been carried on prior to the date of the Agreement, or that has had and would reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect or would reasonably be expected to prevent or significantly impede or materially delay the completion of the Arrangement.

(j)	Reporting Issuer Status. As of the date hereof, NovaGold is a reporting issuer not in default (or the equivalent) under the Securities Laws of each of the Provinces of Canada.

(k)	Stock Exchange Compliance. NovaGold is in compliance in all material respects with or is otherwise exempt from, the applicable listing and corporate governance rules and regulations of the TSX and the NYSE American.

(l)	Absence of Certain Changes. Since November 30, 2025, except as expressly contemplated by this Agreement or any other Transaction Agreement, (i) NovaGold and the NovaGold Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (ii) there has not occurred any NovaGold Material Adverse Effect.

(m)	SEC Filings; 10b-5 Compliance.

(i)	To the knowledge of NovaGold, NovaGold has filed or furnished, as applicable, all forms, reports, schedules, statements, and other documents required to be filed or furnished by it with the SEC since December 1, 2023 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “NovaGold SEC Documents”), except where the failure to do so has not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect.

(ii)	To the knowledge of NovaGold, as of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), each of the NovaGold SEC Documents complied with the applicable requirements of the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such NovaGold SEC Documents, except where any non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect.

(iii)	To the knowledge of NovaGold, as of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the NovaGold SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements or omissions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect.

(iv)	To the knowledge of NovaGold, the financial statements of NovaGold included in the NovaGold SEC Documents as of and for the fiscal years ended November 30, 2025, November 30, 2024, and November 30, 2023 (A) complied as to form with the published rules and regulations of the SEC with respect thereto as of their respective dates, (B) were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC), and (C) fairly present the consolidated financial position of NovaGold and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments that are not material in amount or effect), except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a NovaGold Material Adverse Effect.

(n)	No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(i)	Except as otherwise expressly set forth in this Schedule A, none of NovaGold nor any other person on behalf of NovaGold makes or has made any representation or warranty, express or implied, at Law or in equity, with respect to NovaGold or any of its respective Affiliates or any of their respective assets, liabilities, businesses, operations or conditions (financing or otherwise), including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed and, in any event, any such other representations or warranties may not be relied upon by New NovaGold, Paulson or any of their respective Affiliates and representatives.

(ii)	NovaGold acknowledges and agrees that, except for the representations and warranties of New NovaGold expressly set forth in Schedule B of this Agreement, (x) New NovaGold is not making, and has not made any representations or warranties (express or implied) relating to itself, its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and NovaGold is not relying on any representation or warranty relating to New NovaGold or any of its Affiliates except for those expressly set forth in Schedule B of this Agreement, and (y) no person has been authorized by New NovaGold or any of its Affiliates or representatives to make any representation or warranty relating to New NovaGold or any of its Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by NovaGold or any of its respective Affiliates or representatives and NovaGold hereby expressly disclaims any such other representations and warranties.

(iii)	NovaGold acknowledges and agrees that, except for the representations and warranties of Paulson expressly set forth in Schedule C of this Agreement, (x) Paulson is not making, and has not made any representations or warranties (express or implied) relating to itself, its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and NovaGold is not relying on any representation or warranty relating to Paulson or any of its Affiliates except for those expressly set forth in Schedule C of this Agreement, and (y) no person has been authorized by Paulson or any of its Affiliates or representatives to make any representation or warranty relating to Paulson or any of its Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by NovaGold or any of its respective Affiliates or representatives and NovaGold hereby expressly disclaims any such other representations and warranties.

(iv)	NovaGold acknowledges and agrees that, except for the representations and warranties of New NovaGold expressly set forth in Schedule B of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to NovaGold or any of its Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

(v)	NovaGold acknowledges and agrees that, except for the representations and warranties of Paulson expressly set forth in Schedule C of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to NovaGold or any of its Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

(vi)	Notwithstanding any other provision of this Section 1(n), nothing in this Section 1(n) shall limit or restrict any Party’s rights or remedies with respect to any claim based on Fraud by any other Party.

Schedule B
Representations and Warranties of New Novagold

1.	Representations and Warranties

(a)	Organization and Qualification. New NovaGold is a corporation duly incorporated or an entity duly created and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. New NovaGold is duly qualified to carry on its business and is in good standing in each jurisdiction in which the character of its properties and assets owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement.

(b)	Business Conduct. New NovaGold was incorporated on July 21, 2026 solely for the purposes of engaging in the transactions contemplated by this Agreement and the other Transaction Agreements. Since its incorporation, New NovaGold has not engaged in any activity, other than such actions in connection with (a) its organization or formation, and (b) the preparation, negotiation and execution of the Transaction Agreements and the consummation of the transactions contemplated thereby. New NovaGold has no operations or employees, has not generated any revenues, and has no assets or liabilities other than those incurred in connection with the foregoing and as provided in the Transaction Agreements.

(c)	Authority Relative to this Agreement. New NovaGold has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by New NovaGold and the consummation by New NovaGold of the transactions contemplated by this Agreement have been duly authorized and no other corporate proceedings on the part of New NovaGold are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by New NovaGold and constitutes a legal, valid and binding obligation of New NovaGold, enforceable by NovaGold against New NovaGold in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(d)	Paulson Issued New NovaGold Shares. Subject to and contingent upon the consummation of the Contribution Transaction, the Paulson Issued New NovaGold Shares, when issued and delivered in accordance with the terms and conditions of the Contribution Agreement, will be validly issued, fully paid and non-assessable to the Paulson Members free and clear of any and all liens or encumbrances (other than those arising under the Investor Rights Agreement and applicable Securities Laws).

(e)	No Conflict; Required Filings and Consent. The execution and delivery by New NovaGold of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement will not violate, conflict with or result in a breach of any provision of the constating documents of New NovaGold, and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect or as would not prevent or materially delay the ability of New NovaGold to complete the Arrangement, will not: (a) violate, conflict with or result in a breach of: (i) any agreement, contract, indenture, deed of trust, mortgage, bond, instrument, Authorization, licence or permit to which New NovaGold are a party or by which New NovaGold are bound; or (ii) any Law to which New NovaGold are subject or by which New NovaGold are bound; (b) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, licence or permit; or (c) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, licence or permit, or result in the imposition of any encumbrance, charge or Lien upon any of New NovaGold’s assets. Other than the Interim Order and the Final Order, no Authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary on the part of New NovaGold for the consummation by New NovaGold of its obligations in connection with the Arrangement under this Agreement or for the completion of the Arrangement not to cause or result in any loss of any rights or assets or any interest therein held by New NovaGold in any material properties, except for such Authorizations, consents, approvals and filings as to which the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

(f)	Compliance with Laws.

(i)	The operations of New NovaGold have been and are now conducted in compliance with all Laws of each jurisdiction, the Laws of which have been and are now applicable to the operations of New NovaGold, and New NovaGold has not received any notice of any alleged violation of any such Laws, other than non-compliance or violations which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a New NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement.

(ii)	New NovaGold is not in conflict with, or in default (including cross defaults) under or in violation of: (a) its articles or by-laws or equivalent organizational documents; or (b) any agreement or understanding to which it or by which any of its properties or assets are bound or affected, except for failures which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a New NovaGold Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement.

(g)	Stock Exchange Compliance. As of the Effective Date, New NovaGold is in compliance in all material respects with or is otherwise exempt from, the applicable listing and corporate governance rules and regulations of the NYSE.

(h)	Capitalization and Listing.

(i)	As of the Effective Date, the authorized share capital of New NovaGold consists of 2,500,000,000 of New NovaGold Voting Shares, 500,000,000 of New NovaGold Non-Voting Shares and 10,000,000 of New NovaGold Preferred Shares. As of the Effective Date, except for (a) securities issued in connection with the Arrangement, (b) securities issued pursuant to the Contribution Agreement, and (c) contractual obligations of NovaGold assumed by New NovaGold, there are no options, warrants, conversion privileges, calls or other rights, shareholder rights plans, agreements, arrangements, commitments, or obligations of New NovaGold to issue or sell any shares of New NovaGold or securities or obligations of any kind convertible into, exchangeable for or otherwise carrying the right or obligation to acquire any shares of New NovaGold, and, there are no outstanding deferred share units, restricted share units, restricted performance share units, stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments of New NovaGold based upon the book value, income or any other attribute of New NovaGold, and no Person is entitled to any pre-emptive or other similar right granted by New NovaGold. As of the Effective Time, and subject to the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements, New NovaGold Shares are listed on the NYSE, and are not listed or quoted on any market other than the NYSE.

(ii)	As of the Effective Date, no order ceasing or suspending trading in securities of New NovaGold nor prohibiting the sale of such securities has been issued and is outstanding against New NovaGold or, its directors, officers or promoters.

(iii)	All Consideration Shares will, when issued in accordance with the terms of the Arrangement, be duly authorized, validly issued, fully paid and non-assessable New NovaGold Shares.

(i)	Litigation. There is no claim, action, proceeding or investigation pending or, to New NovaGold’s knowledge, threatened against or relating to it or any of its Subsidiaries, its business or the business of its Subsidiaries or affecting any of their respective properties, assets, before or by any Governmental Entity which, if adversely determined, has had, and would reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect, or prevent or materially delay the consummation of the Arrangement, nor to New NovaGold’s knowledge are there any events or circumstances which would reasonably be expected to give rise to any such claim, action, proceeding or investigation. Neither New NovaGold nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which has had, and would reasonably be expected to have, individually or in the aggregate, a New NovaGold Material Adverse Effect or which would prevent or materially delay consummation of the Arrangement or any other transaction contemplated by this Agreement.

(j)	No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(i)	Except as otherwise expressly set forth in this Schedule B, none of New NovaGold nor any other person on behalf of New NovaGold makes or has made any representation or warranty, express or implied, at Law or in equity, with respect to New NovaGold or any of its respective Affiliates or any of their respective assets, liabilities, businesses, operations or conditions (financing or otherwise), including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed and, in any event, any such other representations or warranties may not be relied upon by NovaGold, Paulson or any of their respective Affiliates and representatives.

(ii)	New NovaGold acknowledges and agrees that, except for the representations and warranties of NovaGold expressly set forth in Schedule A of this Agreement, (x) NovaGold is not making, and has not made any representations or warranties (express or implied) relating to itself, its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and New NovaGold is not relying on any representation or warranty relating to NovaGold or any of its Affiliates except for those expressly set forth in Schedule A of this Agreement, and (y) no person has been authorized by NovaGold or any of its Affiliates or representatives to make any representation or warranty relating to NovaGold or any of its Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by New NovaGold or any of its respective Affiliates or representatives and New NovaGold hereby expressly disclaims any such other representations and warranties.

(iii)	New NovaGold acknowledges and agrees that, except for the representations and warranties of Paulson expressly set forth in Schedule C of this Agreement, (x) Paulson is not making, and has not made any representations or warranties (express or implied) relating to itself, its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and New NovaGold is not relying on any representation or warranty relating to Paulson or any of its Affiliates except for those expressly set forth in Schedule C of this Agreement, and (y) no person has been authorized by Paulson or any of its Affiliates or representatives to make any representation or warranty relating to Paulson or any of its Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by New NovaGold or any of its respective Affiliates or representatives and New NovaGold hereby expressly disclaims any such other representations and warranties.

(iv)	New NovaGold acknowledges and agrees that, except for the representations and warranties of NovaGold expressly set forth in Schedule A of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to New NovaGold or any of its Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

(v)	New NovaGold acknowledges and agrees that, except for the representations and warranties of Paulson expressly set forth in Schedule C of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to New NovaGold or any of its Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

(vi)	Notwithstanding any other provision of this Section 1(j), nothing in this Section 1(j) shall limit or restrict any Party’s rights or remedies with respect to any claim based on Fraud by any other Party.

Schedule C
REPRESENTATIONS AND WARRANTIES OF Paulson

1.	Representations and Warranties

(a)	Organization and Qualification. Paulson is duly incorporated and validly existing under all applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary power and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. Paulson is duly qualified to carry on its business and is in good standing in each jurisdiction in which the character of its properties and assets owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect or which would not prevent or materially delay consummation of the Arrangement or any transaction contemplated by this Agreement.

(b)	Authority. Paulson has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder, including the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by Paulson, the performance by Paulson of its obligations hereunder and the consummation of the transactions contemplated by this Agreement have been duly authorized and no other proceedings on the part of Paulson are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by Paulson, and constitutes a legal, valid and binding obligation of Paulson enforceable against Paulson in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency and other applicable Laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(c)	No Conflict; Required Filings and Consent. The execution, delivery and performance by Paulson of this Agreement and the consummation by Paulson of the transactions contemplated hereby, will not violate, conflict with or result in a breach of any provision of the organizational documents of Paulson. Further, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect, or as would not prevent or materially delay consummation of the transactions contemplated by this Agreement the execution, delivery and performance by Paulson of this Agreement and the consummation by Paulson of the transactions contemplated hereby will not: (x) violate, conflict with or result in a breach of any provision of any agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit by Paulson or any of its assets are bound, or any applicable Law to which it is subject or by which it is bound; (y) give rise to any right of termination, or the acceleration of any indebtedness, under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit to which Paulson or any of its assets are bound; or (z) give rise to any rights of first refusal or rights of first offer, trigger any change in control or influence provisions or any restriction or limitation under any such agreement, contract, indenture, Authorization, deed of trust, mortgage, bond, instrument, license or permit, or result in the imposition of any encumbrance, charge or Lien upon Paulson’s assets. No Authorization, consent or approval of, or filing with, any Governmental Entity or any court or other authority is necessary on the part of Paulson, for the consummation of its obligations hereunder, including the consummation of the transactions contemplated by this Agreement, except for such Authorizations, consents, approvals and filings as to which the failure to obtain or make has not had, and would not reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect or would not prevent or materially delay consummation of the transactions contemplated by this Agreement.

(d)	Litigation. There is no claim, action, proceeding or investigation pending or, to Paulson’s knowledge, threatened against or relating to it, or affecting any of its properties, assets, before or by any Governmental Entity which, if adversely determined, has had, and would reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect, or prevent or materially delay the consummation of the Arrangement, nor to its knowledge are there any events or circumstances which would reasonably be expected to give rise to any such claim, action, proceeding or investigation. Paulson is not subject to any outstanding order, writ, injunction or decree which has had, and would reasonably be expected to have, individually or in the aggregate, a Paulson Material Adverse Effect or which would prevent or materially delay consummation of the Arrangement or any other transaction contemplated by this Agreement.

(e)	Paulson Interests. The Paulson Interests constitute, directly and/or indirectly, all of the issued and outstanding equity interests of Donlin Holdings and Donlin Holdings II, and there are no outstanding (1) equity interests of Donlin Holdings or Donlin Holdings II, (2) securities convertible into or exchangeable or exercisable for equity interests of Donlin Holdings or Donlin Holdings II, (3) options, warrants, call, subscription or other rights (including any pre-emptive right), agreement or commitment to acquire any equity interests or other securities convertible into or exchangeable for equity interests of Donlin Holdings or Donlin Holdings II, or obligations of Donlin Holdings or Donlin Holdings II to issue, sell or transfer, or repurchase, redeem or otherwise acquire any equity interests or other securities convertible into or exchangeable for equity interests of Donlin Holdings or Donlin Holdings II, (4) voting trusts, proxies or similar arrangements or understandings to which Donlin Holdings or Donlin Holdings II is a party or by which Donlin Holdings or Donlin Holdings II is bound with respect to the voting of any equity interest of, or other securities or voting interest in, Donlin Holdings or Donlin Holdings II, (5) stock or equity appreciation, phantom stock or equity, profit participation, interest in the ownership or earnings of Donlin Holdings or Donlin Holdings II or other equity equivalent or equity-based award or right or (6) bond, debenture or other indebtedness of Donlin Holdings or Donlin Holdings II having the right to vote or convertible or exchangeable for securities having the right to vote.

(f)	No Additional Representations or Warranties; Acknowledgment of Disclaimer.

(i)	Except as otherwise expressly set forth in this Schedule C, none of Paulson nor any other person on behalf of Paulson makes or has made any representation or warranty, express or implied, at Law or in equity, with respect to Paulson or any of its respective Affiliates or any of their respective assets, liabilities, businesses, operations or conditions (financing or otherwise), including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed and, in any event, any such other representations or warranties may not be relied upon by NovaGold, New NovaGold or any of their respective Affiliates and representatives.

(ii)	Paulson acknowledges and agrees that, except for the representations and warranties of NovaGold expressly set forth in Schedule A of this Agreement, (x) NovaGold is not making, and has not made any representations or warranties (express or implied) relating to itself, its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and Paulson is not relying on any representation or warranty relating to NovaGold or any of its Affiliates except for those expressly set forth in Schedule A of this Agreement, and (y) no person has been authorized by NovaGold or any of its Affiliates or representatives to make any representation or warranty relating to NovaGold or any of its Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by Paulson or any of its respective Affiliates or representatives and Paulson hereby expressly disclaims any such other representations and warranties.

(iii)	Paulson acknowledges and agrees that, except for the representations and warranties of New NovaGold expressly set forth in Schedule B of this Agreement, (x) New NovaGold is not making, and has not made any representations or warranties (express or implied) relating to itself, its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement and Paulson is not relying on any representation or warranty relating to New NovaGold or any of its Affiliates except for those expressly set forth in Schedule B of this Agreement, and (y) no person has been authorized by New NovaGold or any of its Affiliates or representatives to make any representation or warranty relating to New NovaGold or any of its Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise in connection with the transactions contemplated by this Agreement, and if made, such representation or warranty has not been and shall not be relied upon by Paulson or any of its respective Affiliates or representatives and Paulson hereby expressly disclaims any such other representations and warranties.

(iv)	Paulson acknowledges and agrees that, except for the representations and warranties of NovaGold expressly set forth in Schedule A of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Paulson or any of its Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

(v)	Paulson acknowledges and agrees that, except for the representations and warranties of New NovaGold expressly set forth in Schedule B of this Agreement, it is not acting in reliance on and has not relied on (x) any representation or warranty, express or implied; (y) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Paulson or any of its Affiliates or representatives; or (z) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

(vi)	Notwithstanding any other provision of this Section 1(f), nothing in this Section 1(f) shall limit or restrict any Party’s rights or remedies with respect to any claim based on Fraud by any other Party.

SCHEDULE D

PLAN OF ARRANGEMENT

UNDER SECTION 288 OF THE
BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Article 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Plan of Arrangement, unless the context otherwise requires, capitalized terms used but not defined shall have the meanings ascribed to them below:

“Arrangement” means the arrangement of NovaGold pursuant to Division 5 of Part 9 of the BCBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 8.3 of the Arrangement Agreement or this Plan of Arrangement or made at the direction of the Court in the Final Order (provided that any such amendment or variation is acceptable to both NovaGold and New NovaGold, each acting reasonably);

“Arrangement Agreement” means the arrangement agreement dated as of July 21, 2026 by and between New NovaGold, NovaGold and Paulson, as amended, amended and restated or supplemented prior to the Effective Date;

“Arrangement Resolution” means the special resolution of the NovaGold Shareholders approving the Plan of Arrangement which is to be considered at the NovaGold Meeting;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Vancouver, British Columbia or New York, New York;

“Consideration” means the consideration to be received by the NovaGold Shareholders pursuant to this Plan of Arrangement as consideration for each NovaGold Share, consisting of one (1) New NovaGold Voting Share for each NovaGold Share;

“Court” means the Supreme Court of British Columbia;

“Depositary” means Computershare Investor Services Inc., in its capacity as depositary for the Arrangement;

“Dissent Rights” shall have the meaning ascribed thereto in Subsection 4.1(a);

“Dissenting Shareholder” means a registered holder of NovaGold Shares as of the record date of the NovaGold Meeting who dissents in respect of the Arrangement in strict compliance with the Dissent Rights and who, as of the Effective Time, has not effectively withdrawn or lost such Dissent Rights;

“Effective Date” means the date designated by NovaGold, New NovaGold and Paulson by notice in writing as the effective date of the Arrangement, after all of the conditions to the completion of the Arrangement as set out in the Arrangement Agreement and the Final Order have been satisfied or waived;

“Effective Time” means 12:01 a.m. on the Effective Date;

“Final Order” means the final order of the Court pursuant to subsection 291(4) of the BCBCA, after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, approving the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court at any time prior to the Effective Date (provided that any such amendment is acceptable to both NovaGold and New NovaGold, each acting reasonably) or, if appealed, then, as affirmed or as amended on appeal (provided that any such amendment is acceptable to both NovaGold and New NovaGold, each acting reasonably), unless such appeal is withdrawn, abandoned or denied;

“final proscription date” shall have the meaning ascribed thereto in Section 5.5;

“Former NovaGold Shareholders” means, at and following the Effective Time, the registered holders of NovaGold Shares immediately prior to the Effective Time;

“Interim Order” means the interim order of the Court contemplated by Section 2.2 of the Arrangement Agreement and made pursuant to subsection 291(2) of the BCBCA with respect to the Arrangement, providing for, among other things, the calling and holding of the NovaGold Meeting, as the same may be affirmed, amended, modified, supplemented or varied by the Court;

“Letter of Transmittal” means the letter of transmittal to be forwarded by NovaGold to the NovaGold Shareholders together with the NovaGold Circular or such other equivalent form of letter of transmittal acceptable to the Parties, acting reasonably;

“Liens” means any and all hypothecs (or hypothecations), mortgages, deeds of trust, statutory or deemed trusts, pledges, leases, subleases, licenses, assignments, liens (statutory or otherwise), restrictions (including restrictions on transferability), charges, security interests, encumbrances and adverse rights or claims, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing;

“New NovaGold” means NovaGold Corporation, a corporation existing under the Laws of Delaware;

“New NovaGold Non-Voting Shares” means the shares of non-voting common stock, $0.001 par value of New NovaGold;

“New NovaGold Voting Shares” means the shares of voting common stock, $0.001 par value of New NovaGold;

“New NovaGold Shares” means the shares of (i) New NovaGold Voting Shares and (ii) New NovaGold Non-Voting Shares;

“NovaGold” means NovaGold Resources Inc., a corporation existing under the BCBCA;

“NovaGold Meeting” means the special meeting of NovaGold Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider and, if thought advisable, the Arrangement Resolution and related matters;

“NovaGold Shareholders” means the holders of NovaGold Shares;

“NovaGold Shares” means the common shares in the authorized share capital of NovaGold;

“Parties” means NovaGold, New NovaGold and Paulson, and “Party” means any of them;

“Paulson” means Paulson Advisers LLC, a Delaware limited liability company, for itself and any affiliate funds managed by it which now or hereafter come to hold New NovaGold Shares; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, together with the rules, regulations, schedules and forms thereunder.

Any capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to them in the Arrangement Agreement. In addition, words and phrases used herein and defined in the BCBCA and not otherwise defined herein or in the Arrangement Agreement shall have the same meaning herein as in the BCBCA unless the context otherwise requires.

1.2	Interpretation Not Affected by Headings

The division of this Plan of Arrangement into articles, sections, subsections, paragraphs and subparagraphs and the insertion of headings herein are for convenience of reference only and shall not affect in any way the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

1.3	Number, Gender and Persons

In this Plan of Arrangement, unless the contrary intention appears, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuter and the word person and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof) and any other entity or group of persons of any kind or nature whatsoever.

1.4	Date for any Action

If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Statutory References

Any reference in this Plan of Arrangement to a statute includes all rules and regulations made thereunder, all amendments to such statute, rule or regulation in force from time to time and any statute, rule or regulation that supplements or supersedes such statute or regulation.

1.6	Currency

Unless otherwise stated, all references herein to amounts of money are expressed in lawful currency of the United States and “US$” refers to US dollars and “C$” refers to Canadian dollars.

1.7	Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein are local time in Vancouver, British Columbia unless otherwise stipulated herein.

Article 2
ARRANGEMENT AGREEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein.

2.2	Binding Effect

At the Effective Time, this Plan of Arrangement shall be binding on:

(a)	New NovaGold;

(b)	NovaGold;

(c)	Paulson;

(d)	all registered and beneficial holders of NovaGold Shares, including Dissenting Shareholders;

(e)	the registrar and transfer agent in respect of the New NovaGold Shares and the NovaGold Shares; and

(f)	the Depositary.

Article 3
ARRANGEMENT

3.1	Arrangement

At the Effective Time, except as otherwise noted herein, the following shall occur and shall be deemed to occur sequentially, in the following order, without any further act or formality required on the part of any person, in each case effective as at the Effective Time:

(a)	each NovaGold Share (other than any NovaGold Shares held by New NovaGold and any NovaGold Shares in respect of which the NovaGold Shareholder has validly exercised his, her or its Dissent Right) shall be deemed to be transferred to New NovaGold (free and clear of any Liens, charges and encumbrances of any nature whatsoever) in exchange for the Consideration, subject to Article 4 hereof;

(b)	each NovaGold Share in respect of which the NovaGold Shareholder has validly exercised his, her or its Dissent Right shall be directly transferred and assigned by such Dissenting Shareholder to New NovaGold (free and clear of any Liens, charges and encumbrances of any nature whatsoever) in accordance with Article 4 hereof; and

(c)	with respect to each NovaGold Share transferred and assigned in accordance with Subsection 3.1(a) or Subsection 3.1(b) hereto:

(i)	the registered holder thereof shall cease to be the registered holder of such NovaGold Share and the name of such registered holder shall be removed from the register of NovaGold Shareholders as of the Effective Time;

(ii)	the registered holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer and assign such NovaGold Share in accordance with Subsection 3.1(a) or Subsection 3.1(b) hereto, as applicable; and

(iii)	New NovaGold will be the holder of all of the outstanding NovaGold Shares and the register of NovaGold Shareholders shall be revised accordingly.

3.2	Post-Effective Time Procedures

(a)	Following the receipt of the Final Order and prior to the Effective Date, New NovaGold shall deliver or arrange to be delivered to the Depositary certificates representing the New NovaGold Shares required to be issued to Former NovaGold Shareholders in accordance with the provisions of Section 3.1(a) hereof, which certificates shall be held by the Depositary as agent and nominee for such Former NovaGold Shareholders for distribution to such Former NovaGold Shareholders in accordance with the provisions of Article 5 hereof.

(b)	Subject to the provisions of Article 5 hereof, and upon return of a properly completed Letter of Transmittal by a registered Former NovaGold Shareholder together with certificates representing NovaGold Shares and such other documents as the Depositary may require, Former NovaGold Shareholders shall be entitled to receive delivery of the certificates representing the New NovaGold Shares to which they are entitled pursuant to Section 3.1(a) hereof.

3.3	No Fractional Share Consideration

In any case where the aggregate number of New NovaGold Shares issuable to a particular NovaGold Shareholder under this Plan of Arrangement would, but for this provision, include a fraction of a New NovaGold Share, the aggregate number of New NovaGold Shares issuable to such NovaGold Shareholder shall be rounded up or down to the nearest whole number. All calculations of the number of New NovaGold Shares issuable in respect of a NovaGold Share under this Plan of Arrangement shall be rounded up or down to four decimal places.

Article 4
DISSENT RIGHTS

4.1	Rights of Dissent

(a)	Pursuant to the Interim Order, registered holders of NovaGold Shares as of the record date of the NovaGold Meeting may exercise rights of dissent with respect to all NovaGold Shares held by such registered holders (“Dissent Rights”) pursuant to and in strict compliance with the procedures set forth in Section 237 to 247 of the BCBCA, as modified by this Article 4, the Interim Order and the Final Order, with respect to NovaGold Shares in connection with the Arrangement, provided that notwithstanding Section 242 of the BCBCA, the written notice setting forth the objection of such registered NovaGold Shareholders to the Arrangement and exercise of Dissent Rights must be received by NovaGold not later than 5:00 p.m. on the Business Day that is two (2) Business Days before the NovaGold Meeting or any date to which the NovaGold Meeting may be postponed or adjourned and provided further that holders who exercise such Dissent Rights and who:

(i)	are ultimately entitled to be paid fair value for their NovaGold Shares, which fair value shall be determined in accordance with the procedures applicable to the payout value set out in Sections 244 and 245 of the BCBCA as of the close of business on the day before the Effective Date, shall be deemed to have transferred their NovaGold Shares to New NovaGold immediately prior to the Effective Time and New NovaGold shall pay the fair value of such NovaGold Shares to the Dissenting Shareholders; and

(ii)	are ultimately not entitled, for any reason, to be paid fair value for their NovaGold Shares shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting holder of NovaGold Shares and shall be entitled to receive only the consideration contemplated in Section 3.1(a) hereof that such holder would have received pursuant to the Arrangement if such holder had not exercised Dissent Rights;

(b)	In no circumstances shall NovaGold, New NovaGold or any other Person be required to recognize a Person exercising Dissent Rights unless such Person (i) is a registered holder of those NovaGold Shares in respect of which such rights are sought to be exercised as of the record date of the NovaGold Meeting and as of the deadline for exercising Dissent Rights; and (ii) has strictly complied with the procedures for exercising Dissent Rights and has not withdrawn such dissent prior to the Effective Time; and

(c)	For greater certainty, in addition to any other restrictions pursuant to Division 2 of Part 8 of the BCBCA or in the Interim Order, none of the following shall be entitled to exercise Dissent Rights: (i) NovaGold Shareholders who vote or have instructed a proxyholder to vote such NovaGold Shares in favour of the Arrangement Resolution; and (ii) any other person who is not a registered NovaGold Shareholder as of the record date of the NovaGold Meeting. In addition, in no case shall NovaGold, New NovaGold or any other Person be required to recognize Dissenting Shareholders as holders of NovaGold Shares after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from the register of NovaGold Shareholders as of the Effective Time. In addition to any other restrictions under Section 238 of the BCBCA and, for greater certainty, none of the NovaGold Shareholders who vote, or who have instructed a proxyholder to vote, in favour of the Arrangement Resolution shall be entitled to exercise Dissent Rights.

Article 5
DELIVERY OF NEW NOVAGOLD SHARES

5.1	Delivery of New NovaGold Shares

(a)	Upon surrender to the Depositary for cancellation of a certificate that immediately before the Effective Time represented one or more outstanding NovaGold Shares that were exchanged for New NovaGold Shares in accordance with Section 3.1(a) hereof, together with such other documents and instruments as would have been required to effect the transfer of the NovaGold Shares formerly represented by such certificate under the BCBCA and the articles of NovaGold and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder following the Effective Time, a certificate representing the New NovaGold Shares that such holder is entitled to receive in accordance with Section 3.1(a) hereof.

(b)	After the Effective Time and until surrendered for cancellation as contemplated by Section 5.1(a) hereof, each certificate that immediately prior to the Effective Time represented one or more NovaGold Shares shall be deemed at all times to represent only the right to receive in exchange therefor the Consideration that the holder of such certificate is entitled to receive in accordance with Section 3.1(a) hereof.

5.2	Lost Certificates

If any certificate, that immediately prior to the Effective Time represented one or more outstanding NovaGold Shares that were exchanged for the Consideration in accordance with Section 3.1 hereof, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, a certificate representing the Consideration that such holder is entitled to receive in accordance with Section 3.1(a) hereof. When authorizing such delivery of Consideration that such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom such Consideration is to be delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to New NovaGold and the Depositary in such amount as New NovaGold and the Depositary may direct, or otherwise indemnify New NovaGold and the Depositary in a manner satisfactory to New NovaGold and the Depositary, against any claim that may be made against New NovaGold or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles and by-laws of NovaGold.

5.3	Distributions with Respect to Unsurrendered Certificates

No dividend or other distribution declared or made after the Effective Time with respect to New NovaGold Shares with a record date after the Effective Time shall be delivered to the holder of any unsurrendered certificate that, immediately prior to the Effective Time, represented outstanding NovaGold Shares unless and until the holder of such certificate shall have complied with the provisions of Section 5.1 or Section 5.2 hereof. Subject to applicable Law and to Section 5.4 hereof, at the time of such compliance, there shall, in addition to the delivery of Consideration to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date after the Effective Time theretofore paid with respect to such New NovaGold Shares.

5.4	Withholding Rights

The Parties and the Depositary and any other applicable withholding agent shall be entitled to deduct or withhold, or direct any other Person to deduct or withhold on their behalf, from any consideration or amount otherwise payable to any Person under this Plan of Arrangement (including, without limitation, any payments to any NovaGold Shareholder on their exercise of Dissent Rights), such amounts as the applicable withholding agent may reasonably determine is required to be deducted or withheld with respect to such amount otherwise payable or deliverable under any provision of Laws in respect of Taxes. To the extent that amounts are so deducted or withheld and timely remitted to the appropriate Governmental Entity in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes as having been paid to the Person in respect of which such deduction or withholding was made. The applicable withholding agent is hereby authorized to sell or otherwise dispose of such portion of any Consideration or other security deliverable to such Person under this Agreement, on such Person’s behalf, as is necessary to provide sufficient funds to such withholding agent to enable it to comply with such deduction or withholding requirement. Any sale will be made at prevailing market prices and none of the Parties, the Depositary, or any other applicable withholding agent shall be under any obligation to obtain or indemnify, or have any liability to, any Person in respect of a particular price for the Consideration, or other security deliverable to such Person under this Plan of Arrangement, so sold.

5.5	Limitation and Proscription

To the extent that a Former NovaGold Shareholder shall not have complied with the provisions of Section 5.1 or Section 5.2 hereof on or before the date that is six (6) years after the Effective Date (the “final proscription date”), then the Consideration that such Former NovaGold Shareholder was entitled to receive shall be automatically cancelled without any repayment of capital in respect thereof and the Consideration to which such Former NovaGold Shareholder was entitled, shall be delivered to New NovaGold by the Depositary and certificates representing New NovaGold Shares forming the Consideration shall be cancelled by New NovaGold, and the interest of the Former NovaGold Shareholder in such New NovaGold Shares to which it was entitled shall be terminated as of such final proscription date.

5.6	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Liens, charges, security interests, encumbrances, mortgages, hypothecs, restrictions, adverse claims or other claims of third parties of any kind.

5.7	Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all NovaGold Shares issued prior to the Effective Time, (ii) the rights and obligations of the registered holders of NovaGold Shares, NovaGold, New NovaGold, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any NovaGold Shares shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

Article 6
AMENDMENTS

6.1	Amendments to Plan of Arrangement

(a)	New NovaGold, NovaGold and Paulson reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by New NovaGold, NovaGold and Paulson; (iii) filed with the Court and, if made following the NovaGold Meeting, approved by the Court; and (iv) communicated to holders or former holders of NovaGold Shares if and as required by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by NovaGold at any time prior to the NovaGold Meeting provided that New NovaGold and Paulson shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the NovaGold Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the NovaGold Meeting shall be effective only if: (i) it is consented to in writing by each of New NovaGold, NovaGold and Paulson; (ii) it is filed with the Court (other than amendments contemplated in Section 6.1(d), which shall not require such filing) and (iii) if required by the Court, it is consented to by holders of the NovaGold Shares voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time unilaterally by New NovaGold, provided that it concerns a matter that, in the reasonable opinion of New NovaGold, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any Former NovaGold Shareholder.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

Article 7
FURTHER ASSURANCES

7.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out therein.

Article 8

U.S. SECURITIES LAW MATTERS

8.1	U.S. Securities Law Matters

Notwithstanding any provision herein to the contrary, this Plan of Arrangement will be carried out with the intention that all New NovaGold Shares to be issued to Former NovaGold Shareholders in exchange for their NovaGold Shares pursuant to this Plan of Arrangement will be issued and exchanged in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof and exemptions from applicable U.S. state securities laws, and pursuant to the terms, conditions and procedures set forth in the Arrangement Agreement.

Schedule E
Arrangement Resolution

BE IT RESOLVED THAT:

1.	The arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) involving NovaGold Resources Inc., a corporation existing under the Laws of the Province of British Columbia (“NovaGold”), all as more particularly described and set forth in the management information circular and proxy statement on Schedule 14A (the “Circular”) of NovaGold dated [●], 2026, accompanying the notice of this meeting (as the Arrangement may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted,

2.	The plan of arrangement, as it may be or has been amended (the “Plan of Arrangement”), involving NovaGold and implementing the Arrangement, the full text of which is set out in Appendix [●] to the Circular (as the Plan of Arrangement may be, or may have been, modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

3.	The arrangement agreement among New NovaGold, NovaGold and Paulson, dated July 21, 2026 (as it may be, or may have been, supplemented, modified or amended, the “Arrangement Agreement”), and all the transactions contemplated therein, the actions of the directors of NovaGold in approving the Arrangement and the actions of the directors and officers of NovaGold in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified and approved.

4.	Notwithstanding that this resolution has been passed (and the Arrangement approved) by the shareholders of NovaGold or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of NovaGold are hereby authorized and empowered, without further notice to, or approval of, the shareholders of NovaGold:

(a)	to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement; or

(b)	subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement.

5.	Any director or officer of NovaGold is hereby authorized and directed for and on behalf of NovaGold to execute, whether under corporate seal of NovaGold or otherwise, and to deliver such documents as are necessary or desirable to the Registrar under the BCBCA in accordance with the Arrangement Agreement for filing.

(a)	Any one or more directors or officers of NovaGold is hereby authorized, for and on behalf and in the name of NovaGold, to execute and deliver, whether under corporate seal of NovaGold or otherwise, all such agreements, forms waivers, notices, certificates, confirmations and other documents and instruments and to do or cause to be done all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement and the completion of the Plan of Arrangement in accordance with the terms of the Arrangement Agreement, including:

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(b)	all actions required to be taken by or on behalf of NovaGold, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities;

(c)	the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by NovaGold; and

(d)	such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

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SCHEDULE F

TREATMENT OF OUTSTANDING EQUITY AWARDS

1.1.	NovaGold Options

As of the Effective Time, each NovaGold Option that is outstanding immediately prior to the Effective Time will, without any further action on the part of the holder thereof, be assumed by New NovaGold and become, as of the Effective Time, an option (each, an “Assumed NovaGold Option”) to purchase, on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applicable to each such NovaGold Option as of immediately prior to the Effective Time, New NovaGold Shares. The number of New NovaGold Shares subject to such Assumed NovaGold Option will equal the number of NovaGold Shares subject to such NovaGold Option immediately prior to the Effective Time and the per share exercise price for the New NovaGold Shares issuable upon exercise of such Assumed NovaGold Option will equal the exercise price per share of NovaGold Shares at which such NovaGold Option was exercisable immediately prior to the Effective Time; provided, however that if the exercise price of such Assumed NovaGold Option is denominated in Canadian Dollars, then the exercise price will equal to the product of (a) the exercise price per share of NovaGold Shares at which such NovaGold Option was exercisable immediately prior to the Effective Time and (b) the Canadian Dollar to U.S. Dollar exchange rate published by the Bank of Canada as of the latest date practicable prior to the Effective Time. Notwithstanding anything to the contrary contained in this Agreement, the assumption of the NovaGold Options and conversion into an option to purchase New NovaGold Shares will be effected in a manner that would not trigger a tax or penalty under Section 409A of the Code or result in a breach of the requirements of paragraph 7(1.4) of the Income Tax Act (Canada), as applicable.

1.2.	NovaGold PSUs

As of the Effective Time, each NovaGold PSU that is outstanding immediately prior to the Effective Time will, without any further action on the part of the holder thereof, be converted into a performance stock unit with respect to New NovaGold Shares (each, an “Assumed NovaGold PSU”) with the same terms and conditions as were applicable to such NovaGold PSU immediately prior to the Effective Time. The number of New NovaGold Shares subject to such Assumed NovaGold PSU will equal the number of NovaGold Shares subject to such NovaGold PSU immediately prior to the Effective Time and such Assumed NovaGold PSUs will continue to be subject to the same performance-based vesting conditions as applied to such NovaGold PSU immediately prior to the Effective Time.

1.3.	NovaGold DSUs

As of the Effective Time, each NovaGold DSU outstanding immediately prior to the Effective Time will, without any further action on the part of the holder thereof, be converted into a deferred stock unit with respect to New NovaGold Shares (each, an “Assumed NovaGold DSU”) with the same terms and conditions as were applicable to such NovaGold DSU immediately prior to the Effective Time (including with respect to termination-related provisions). The number of New NovaGold Shares subject to such Assumed NovaGold DSU will equal the number of NovaGold Shares subject to such NovaGold DSU immediately prior to the Effective Time.

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1.4.	NovaGold ESPP

As promptly as reasonably practicable following the date of this Agreement, and in any event prior to the date the NovaGold Circular is distributed to the NovaGold Shareholders, NovaGold will take all actions reasonably necessary to amend the NovaGold Employee Share Purchase Plan (the “NovaGold CN ESPP”), subject to and contingent upon the occurrence of the Effective Time, to provide for the purchase of New NovaGold Shares under the NovaGold ESPP and to make such other adjustments as reasonably necessary for the continued operation of the NovaGold CN ESPP by New NovaGold following the Effective Time (the “New NovaGold CN ESPP”) and NovaGold will submit the New NovaGold CN ESPP for approval by the NovaGold Shareholders at the NovaGold Meeting.

1.5.	New NovaGold Actions

A.	At the Effective Time, New NovaGold will assume the NovaGold DSU Plan, NovaGold Option Plan and NovaGold PSU Plan (collectively, the “NovaGold Equity Plans”), all obligations of NovaGold under the NovaGold Equity Plans with respect to each Assumed NovaGold Option, Assumed NovaGold PSU and Assumed NovaGold DSU (collectively, the “Assumed NovaGold Equity Awards”), subject to the adjustments required pursuant to this Schedule F, and the award agreements evidencing the grants of such NovaGold Options, NovaGold PSUs and NovaGold DSUs to be converted into Assumed NovaGold Equity Awards pursuant to this Schedule F. New NovaGold will administer and honor all NovaGold Equity Plans and Assumed NovaGold Equity Awards in accordance with the terms and conditions of the NovaGold Equity Plans and the applicable award agreements pursuant to which the NovaGold Options, NovaGold PSUs and NovaGold DSUs to be converted into Assumed NovaGold Equity Awards pursuant to this Schedule F were granted (subject to the adjustments required pursuant to this Schedule F). As soon as reasonably practicable after the Effective Time, New NovaGold will file a registration statement on an appropriate form with respect to the New NovaGold Shares subject to the Assumed NovaGold Equity Awards and will use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements and maintain the current status of the prospectus or prospectuses contained therein for so long as the Assumed NovaGold Equity Awards remain outstanding. As of the Effective Time, no additional awards will be granted under the NovaGold Equity Plans.

B.	At the Effective Time, New NovaGold will assume the New NovaGold CN ESPP and all obligations of NovaGold under the NovaGold CN ESPP, subject to the adjustments required pursuant to this Schedule F. As soon as reasonably practicable after the Effective Time, New NovaGold will file a registration statement on an appropriate form with respect to the New NovaGold Shares that may be purchased under the New NovaGold CN ESPP following the Effective Time and will use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements and maintain the current status of the prospectus or prospectuses contained therein for so long as New NovaGold Shares may be purchased under the New NovaGold CN ESPP.

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1.6.	New NovaGold Equity Incentive Plan and U.S. ESPP

As promptly as reasonably practicable following the date of this Agreement, and in any event prior to the date the NovaGold Circular is distributed to the NovaGold Shareholders, NovaGold will adopt an equity incentive plan (the “New NovaGold Equity Incentive Plan”) and an employee stock purchase plan with a component intended to be qualified under Section 423 of the Code (the “New NovaGold U.S. ESPP”) and will submit the New NovaGold Equity Incentive Plan and the New NovaGold U.S. ESPP for approval by the NovaGold Shareholders at the NovaGold Meeting; provided that such shareholder proposals shall provide that the aggregate number of New NovaGold Shares reserved for issuance initially (i) pursuant to the New NovaGold Equity Incentive Plan shall equal 10% of the total number of outstanding New NovaGold Shares as of the Effective Time calculated on a fully diluted basis (including the number of New NovaGold Shares subject to the Assumed NovaGold Equity Awards (as determined in accordance with this Schedule F)) and (ii) pursuant to the New NovaGold U.S. ESPP shall equal 2% of the total number of outstanding New NovaGold Shares as of the Effective Time calculated on a fully diluted basis (including the number of New NovaGold Shares subject to the Assumed NovaGold Equity Awards (as determined in accordance with this Schedule F)); provided, further that each of the New NovaGold Equity Incentive Plan and the New NovaGold U.S. ESPP shall include an “evergreen” provision pursuant to which the number of New NovaGold Shares reserved for issuance under such plan shall be increased automatically each year by 3% (in the case of the New NovaGold Equity Incentive Plan) or 1% (in the case of the New NovaGold U.S. ESPP) of the aggregate number of New NovaGold Shares then-outstanding calculated on a fully diluted basis. The New NovaGold Equity Incentive Plan and New NovaGold U.S. ESPP will each be effective and assumed by New NovaGold as of the Effective Time, subject to their prior approval by the NovaGold Shareholders. For the avoidance of doubt, the New NovaGold U.S. ESPP will be in addition to the New NovaGold CN ESPP. As soon as reasonably practicable after the Effective Time, New NovaGold will file a registration statement on an appropriate form with respect to the New NovaGold Shares issuable under the New NovaGold Equity Incentive Plan and the New NovaGold U.S. ESPP and will use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements and maintain the current status of the prospectus or prospectuses contained therein for so long as awards granted pursuant to the New NovaGold Equity Incentive Plan and New NovaGold U.S. ESPP remain outstanding.

1.7.	Change in Control

Notwithstanding anything to the contrary contained in this Agreement or in any NovaGold plan or Contract providing compensation or benefits to employees or non-employee service providers of NovaGold, including the NovaGold Equity Plans, the Parties agree that for purposes of any such plans or Contracts containing a definition of “change in control,” “change of control” or any similar term, the Effective Time will be deemed to constitute a “change in control,” “change of control” or such other term.

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